UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Soliciting Material Pursuant to §240.14a-12

ZAGG INC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ZAGG INC
3855 SOUTH 500 WEST, SUITE J
SALT LAKE CITY, UTAH 84115

April 30, 2013

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of ZAGG Inc, scheduled to be held at 9:00 a.m. MDT, on June 13, 2013, at our headquarters located at 3855 South 500 West Suite J, Salt Lake City, Utah 84115.

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the items to be considered and acted upon at the meeting by the stockholders.

Your vote is very important.  Whether you plan to attend the Annual Meeting or not, we urge you to vote your shares as soon as possible.  This will ensure representation of your shares at the Annual Meeting if you are unable to attend.

We are pleased to make these proxy materials available over the Internet, which we believe increases the efficiency and reduces the expense of our annual meeting process.  As a result, we are mailing to stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) instead of paper copies of the Proxy Statement and our 2012 Annual Report on Form 10-K.  The Internet Notice contains instructions on how to access those documents over the Internet or request that a full set of printed materials be sent to you.  The Internet Notice also gives instructions on how to vote your shares.

We look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ Randall L. Hales
Randall L. Hales Director, President, and Chief Executive Officer

ZAGG INC
3855 SOUTH 500 WEST, SUITE J
SALT LAKE CITY, UTAH 84115

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of ZAGG Inc (the “Company”) will be held as follows:

Date:	June 13, 2013
Time:	9:00 a.m., Mountain Daylight Time (MDT)
Place:	ZAGG Inc Headquarters 3855 S 500 W, Suite J Salt Lake City, UT 84115
Purposes:	(1) To elect five directors of the Company to serve until the next annual meeting of the stockholders and until a successor has been elected and qualified;

(2)  To confirm the appointment of KPMG LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013;

(3)To approve adoption of the ZAGG Inc 2013 Equity Incentive Award Plan;

(4)To provide an advisory approval of the compensation of our named executive officers;

(5)  To indicate a preference on the frequency of the advisory vote to approve the compensation of our named executive officers; and

(6)To transact any other business that may properly come before the Annual Meeting and any additional adjournments.

Who Can Vote:	Stockholders at the close of business on April 26, 2013 (the “Record Date”).
How You Can Vote:

Stockholders may vote electronically over the Internet, or by fax, or may request a complete set of traditional proxy materials and vote their proxy by mail.  Stockholders may also vote in person at the Annual Meeting.

By Authorization of the Board of Directors,

/s/ Brandon T. O’Brien
Brandon T. O’Brien
Chief Financial Officer, Corporate Secretary

ZAGG INC
3855 SOUTH 500 WEST, SUITE J
SALT LAKE CITY, UTAH 84115

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING

The enclosed materials are also available at https://materials.proxyvote.com/98884U.  The following items are available at the specified link:

(1)           The Proxy Statement issued in connection with the 2013 Annual Meeting of Stockholders;

(2)           The Company’s Annual Report on Form 10-K for the year ended December 31, 2012; and

(3)           The form of proxy card for use in connection with the 2013 Annual Meeting of Stockholders.

ZAGG INC
3855 SOUTH 500 WEST, SUITE J
SALT LAKE CITY, UTAH 84115

PROXY STATEMENT

For the Annual Meeting of Stockholders
To be held June 13, 2013

OVERVIEW

Solicitation

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of ZAGG Inc, a Nevada corporation (the “Company” or “ZAGG”), for use in connection with the Annual Meeting of the Company’s Stockholders to be held on June 13, 2013 (the “Meeting”).  This Proxy Statement, the accompanying Notice of Annual Meeting, proxy card and the Company’s 2012 Annual Report on Form 10-K, or alternatively a Notice of Internet Availability of Proxy Materials (the “Internet Notice”), will be mailed to stockholders on or about May 7, 2013. The Board is soliciting your proxy in an effort to give all stockholders of record the opportunity to vote on matters that will be presented at the Meeting. This Proxy Statement provides you with information on these matters to assist you in voting your shares.

What is a proxy?

A proxy is your legal designation of another person to vote on your behalf. You are giving the individuals appointed by the Board as proxies (Randall L. Hales and Brandon T. O’Brien) the authority to vote your shares in the manner you indicate.

Why did I receive more than one notice?

You may receive multiple notices if you hold your shares in different ways (e.g., joint tenancy, trusts, custodial accounts) or in multiple accounts. If your shares are held by a broker (i.e., in “street name”), you will receive your notice or other voting information from your broker. In any case, you should vote for each notice you receive.

Who is qualified to vote?

You are qualified to receive notice of and to vote at the Meeting if you owned shares of common stock of ZAGG Inc (the “Common Stock”) at the close of business on April 26, 2013 (the “Record Date”).

How many shares of Common Stock may vote at the Meeting?

As of the Record Date, there were 30,745,551 shares of Common Stock outstanding and entitled to vote.  Each share of Common Stock is entitled to one vote on each matter presented at the Meeting.

What is the difference between a “stockholder of record” and a “street name” holder?

If your shares are registered directly in your name with Empire Stock Transfer, the Company’s transfer agent, you are a “stockholder of record.” If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a “street name” holder.

How can I vote at the Meeting?

You may vote in person by attending the Meeting. You may also vote electronically over the Internet, or by fax, or you may request a complete set of traditional proxy materials and vote your proxy by mail. To vote your proxy using the Internet or fax, see the instructions on the proxy form and the Internet Notice and have the proxy form available when you access the Internet website. To vote your proxy by mail, mark your vote on the enclosed proxy card, then follow the instructions on the card.

What are the Board's recommendations on how I should vote my shares?

The Board recommends that you vote your shares as follows:

Proposal 1	FOR the election of all five nominees for director with terms expiring at the next annual meeting of the Company’s stockholders.

Proposal 2	FOR the ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm (independent auditors) for the fiscal year ending December 31, 2013.

Proposal 3	FOR adoption of the ZAGG Inc 2013 Equity Incentive Award Plan.

Proposal 4	FOR approval on an advisory basis of the compensation of the named executive officers, as disclosed herein.

Proposal 5	FOR approval on an advisory basis of stockholder advisory votes on executive compensation every three years.

What are my choices when voting?

Proposal 1
You may cast your vote in favor of up to five individual directors. You may vote for fewer than five directors if you choose. You may also abstain from voting for any or all of the nominees for director.

Proposal 2	You may cast your vote in favor of or against the proposal, or you may abstain from voting.

Proposal 3	You may cast your vote in favor of or against the proposal, or you may abstain from voting.

Proposal 4	You may cast your vote in favor of or against the proposal, or you may abstain from voting.

Proposal 5	You may cast your vote by choosing one year, two years, or three years or you may abstain from voting.

How will my shares be voted if I do not specify how they should be voted?

If you sign and return your proxy without indicating how you want your shares to be voted, the proxies appointed by the Board will vote your shares as follows:

Proposal 1	FOR the election of all five nominees for director with terms expiring at the next annual meeting of the Company’s stockholders.

Proposal 2	FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm (independent auditors) for the fiscal year ending December 31, 2013.

Proposal 3	FOR adoption of the ZAGG Inc 2013 Equity Incentive Award Plan.

Proposal 4	FOR approval on an advisory basis of the compensation of the named executive officers, as disclosed herein.

Proposal 5	FOR approval on an advisory basis of stockholder advisory votes on executive compensation every three years.

How will withheld votes, abstentions and broker non-votes be treated?

Withheld votes, abstentions and broker non-votes will be deemed as "present" at the Meeting, and will be counted for quorum purposes only.

If my shares are held in “street name” by my broker, will my broker vote my shares for me?

Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, who are the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters.  A “broker non-vote” occurs when a broker expressly instructs on a proxy card that it is not voting on a matter, whether routine or non-routine.  As noted, broker non-votes are counted for the purpose of determining the presence or absence of a quorum but are not counted for determining the number of votes cast for or against a proposal.  We expect that your broker will have discretionary authority to vote your shares on the proposal for the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013 (Proposal No. 2), based on this proposal being a routine matter, but not on the proposal to elect directors (Proposal No. 1), the proposal to approve the ZAGG Inc 2013 Equity Incentive Award Plan (Proposal No. 3), the proposal relating to the approval on an advisory basis of the compensation of the named executive officers, as disclosed herein (Proposal No. 4), or the proposal relating to the approval on an advisory basis of stockholder advisory votes on executive compensation every three years (Proposal No. 5).  Brokers holding shares beneficially owned by their clients no longer have the ability to cast votes with respect to election of directors or other non-routine matters unless they have received instructions from the beneficial owner of the shares.  As a result, if you do not provide specific voting instructions to your record holder, that record holder will not be able to vote on Proposal No. 1. It is therefore important that you provide voting instructions to your broker if your shares are held by a broker so that your vote with respect to directors is counted.

Can I change my vote?

You may revoke your proxy before the time of voting at the Meeting in any of the following ways:

•           by mailing a revised proxy to the Secretary of the Company;

•           by changing your vote on the Internet website;

•           by faxing a revised proxy card; or

•           by voting in person at the Meeting.

What vote will be required to approve each proposal?

Proposal 1 provides that the five nominees with the most votes will be elected as directors of the Company.

Proposal 2 requires the affirmative vote of the holders of a majority of those shares entitled to be cast at the meeting voted in person or represented by proxy.

Proposal 3 requires the affirmative vote of the holders of a majority of those shares entitled to be cast at the meeting voted in person or represented by proxy.

Proposal 4 – The advisory vote on executive compensation will be decided by the affirmative vote of a majority of the shares, present in person or represented by proxy, and entitled to vote at the Annual Meeting. The advisory vote on executive compensation is a non-binding advisory vote; however, the Compensation Committee and Board of Directors intend to consider the outcome of the vote when considering future executive compensation decisions.  Abstentions will be considered shares entitled to vote in the tabulation of votes cast on this proposal, and will have the same effect as negative votes. Broker non-votes are not counted for the purpose of determining whether a matter has been approved.

Proposal 5 – The advisory vote on the frequency of the advisory vote on executive compensation will be decided by the alternative receiving the affirmative vote of the highest number of shares, present in person or represented by proxy, and entitled to vote at the Annual Meeting. Because the advisory vote on the frequency of the advisory vote on executive compensation is a non-binding advisory vote, the Board may decide that it is in the best interests of shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by the shareholders.

Who will count the votes?

Representatives from Empire Stock Transfer, the Company's transfer agent, or other individuals designated by the Board, will count the votes and serve as inspectors of election. Management anticipates that the inspectors of election will be present at the Meeting.

Who will pay the cost of this proxy solicitation?

The Company will pay the costs of soliciting proxies. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares of the Common Stock.

Is this Proxy Statement the only way proxies are being solicited for use at the Meeting?

Yes. The Company does not intend to employ any other methods of solicitation.

How are proxy materials being delivered?

The Company is pleased to take advantage of U.S. Securities and Exchange Commission (the “SEC”) rules that allow companies to furnish their proxy materials over the Internet.  As a result, the Company is mailing to most of its stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) instead of a paper copy of the Proxy Statement and the Company’s 2012 Annual Report on Form 10-K. The Internet Notice contains instructions on how to access those documents over the Internet.  The Internet Notice also contains instructions on how to request a paper copy of the Company's proxy materials, including the Proxy Statement, 2012 Annual Report on Form 10-K and a form of proxy card or voting instruction card.  All stockholders who do not receive an Internet Notice will receive a paper copy of the proxy materials by mail.  The Company believes this new process will allow it to provide its stockholders with the information they need in a more efficient manner, while reducing the environmental impact and lowering the costs of printing and distributing these proxy materials.

NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY ZAGG INC OR ANY OTHER PERSON.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Composition of the Board

The Board currently consists of six directors.  All directors serve a one-year term and are subject to re-election each year.  The Board has nominated five individuals for election at the Meeting.  All of them currently serve as directors and each has consented to being named as a nominee for election as a director and has agreed to serve if elected.  Edward Ekstrom, a director since 2009, elected to resign from the Board on April 27, 2013. Biographical information for each of the nominees follows:

Cheryl Larabee

Age:	58
Director Since:	2011
Committees:	Chair of Audit Committee; Chair of Nominating and Corporate Governance Committee; Member of Compensation and Stock Option Committee

Principal Occupation:	Professor, College of Business & Economics, Boise State University

Experience:
Ms. Larabee is the Associate Vice President for University Advancement at the College of Business and Economics at Boise State University. She has campus-wide responsibility for development activities with a focus on the College of Business & Economics where she also serves as an adjunct faculty member.

Ms. Larabee had a 25-year corporate banking career focused on financial problem-solving with clients ranging from start-ups to the Fortune 500.  She is the former Senior Vice President and Western U.S. Regional Manager of the Corporate Banking Division at KeyBank.   Previously she managed middle market teams at U.S. Bank in Portland, Oregon, and served a national client base at Crocker Bank in San Francisco, California.

Ms. Larabee earned a Bachelor of Arts degree in Psychology from Moorhead State University in 1975, and an MBA from Golden Gate University in 1980.  She also completed the Stanford University Graduate School of Business Executive Program in 1984.  Because of Ms. Larabee’s background in economics and finance, the Nominating and Corporate Governance Committee concluded that she should continue to serve as a director of the Company. Ms. Larabee was appointed as Chairperson of the Board of Directors on August 17, 2012. Ms. Larabee is a member of the National Association of Corporate Directors and was named a NACD Board Leadership Fellow in December 2012.

Other Directorships:	Ms Larabee serves as a director for Norco Inc. and Thomas Cuisine Management.

Family Relationships:	None

Randall L. Hales

Age:	46
Director Since:	2010
Committees:	None

Principal Occupation:	President and Chief Executive Officer (“CEO”) of ZAGG Inc

Experience:
Mr. Hales brings extensive business experience in operational development, product management, retail marketing, and management to our board of directors. Mr. Hales’ current and past business experience includes the following:

From December 2011 to August 2012, Mr. Hales served as President, Chief Operating Officer, and director of ZAGG Inc and has been instrumental in the continued integration of ZAGG Inc and iFrogz, which was purchased by ZAGG Inc in June 2011. In addition, Mr. Hales has served as a director of the Company since October 2010.  Beginning in August 2012, following the departure of the Registrant’s prior CEO, Mr. Hales had been serving as the Registrant’s interim CEO as the Board conducted its search for a permanent CEO.  In December 2012, Mr. Hales was appointed as CEO of the Company.

From June 2007 to December 2011, he served as CEO and a director of Mity Enterprises (Orem, Utah), a multi-million dollar manufacturer of light-weight multipurpose furniture. While at Mity Enterprises, Mr. Hales established strategic objectives to drive revenue and EBITDA growth; established product management and a disciplined approach to new product introductions; and initiated aggressive operational improvement plans.

From March 2002 to May 2007, he served as CEO/Board Member of Back to Basics (Bluffdale, Utah), a consumer products company. Mr. Hales managed rapid growth in annual revenues based on sales to large retail customers. While at Back to Basics, Mr. Hales’ responsibilities included: restructuring bank lines and borrowing base; implementing world-class distribution; establishing contract manufacturing relationships in Asia; lowering overall costs of goods sold; establishing product management and a disciplined approach to new product introductions; and negotiating license agreements with national accounts.

From April 2003 to June 2007, Mr. Hales served as a Board Advisor to WiLife, a consumer electronics firm, where he helped manage WiLife through a rapid growth phase. WiLife was later sold to Logitech.

Mr. Hales earned a B.S. degree in engineering from Brigham Young University.  The significant experience of Mr. Hales in manufacturing and operations led the Nominating and Corporate Governance Committee to conclude that Mr. Hales should continue to serve as a director of the Company.

Other Directorships:	Mr. Hales serves as a director for Norco, Inc., Mity Enterprises, Broda, and Development Capital.

Family Relationships:	None

E. Todd Heiner

E. Todd Heiner
Age:	51
Director Since:	2012
Committees:	Audit Committee; Nominating and Corporate Governance Committee
Principal Occupation:	CEO, Express Locations LLC

Experience:
Mr. Heiner is a results orientated leader with over 27 years of strategic and operational management experience in the telecommunications and wireless industries, particularly in building national wireless retail markets.  Mr. Heiner founded Express Locations LLC in 2006, and it is the second largest T-Mobile Premier Retail partner in the United States with more than 110 locations. Prior to founding Express Locations LLC, Mr. Heiner was Vice President of Sales for Western Wireless where his efforts to revitalize the organization resulted in record setting customer growth. Western Wireless was sold to Alltel Wireless for $6.6 billion in September 2005. As an original member of the Pacific Northwest Cellular, Western Wireless and VoiceStream Wireless leadership teams, Mr. Heiner’s leadership and skills helped the company grow from a rural carrier into a national presence. At VoiceStream Wireless, he lead the sales and distribution teams of over 3,500 employees and 700 company-owned retail stores covering an area of over 200 million people in the United States. VoiceStream Wireless was sold to Deutsche Telekom in June 2001 for $30 billion. The company was rebranded T-Mobile USA.  Mr. Heiner received a B.A. in Communications from Utah State University in 1985.

Other Directorships:	None

Family Relationships:	None

Bradley J. Holiday
Age:	59
Director Since:	2012
Committees:	Audit Committee
Principal Occupation:	Senior Executive Vice President and Chief Financial Officer (“CFO”), Callaway Golf Company.

Experience:
Mr. Holiday is the Senior Executive Vice President and CFO of Callaway Golf Company (“Callaway”), and has served in such capacity since September 2003. Mr. Holiday previously served as Executive Vice President and CFO of Callaway beginning in August 2000. Before joining Callaway, Mr. Holiday served as Vice President—Finance for Gateway, Inc. Prior to Gateway, Inc., Mr. Holiday was with Nike, Inc. in various capacities beginning in April 1993, including CFO—Golf Company, where he directed all global financial initiatives and strategic planning for Nike, Inc.’s golf business. Prior to Nike, Inc., Mr. Holiday served in various financial positions with Pizza Hut, Inc. and General Mills, Inc. Mr. Holiday has an M.B.A. in Finance from the University of St. Thomas and a B.S. in Accounting from Iowa State University.

Other Directorships:	None

Family Relationships:	None

Daniel R. Maurer
Age:	56
Director Since:	2012
Committees:	Audit Committee; Compensation and Stock Option Committee
Principal Occupation:	Senior Vice President and General Manager, Consumer Group, Intuit Inc.

Experience:
Mr. Maurer has extensive global consumer retail sales and marketing experience with over 20 years in executive management at Procter & Gamble (“P&G”), including 15 years internationally as General Manager of Global Customer Development at P&G’s headquarters. At P&G, he was tasked with building an effective marketing strategy to achieve a competitive advantage with P&G’s largest global customers including Wal-Mart, Costco, Ahold, Tesco, and Carrefour, who collectively represented over $360 billion in annual sales. Subsequent to his tenure at P&G, Mr. Maurer was Vice President of Strategy for Global Sales and US Business at Campbell’s Soup. In his current role at Intuit, he oversees the TurboTax®, Mint, and Quicken brands, and has grown revenues from $600 million to over $1.4 billion. He has previous experience serving on the board of Iomega Corporation which was acquired by EMC Corporation in 2008. Mr. Maurer received a bachelor’s degree in marketing and finance from the University of Wisconsin in 1978.

Other Directorships:	None.

Family Relationships:	None.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO ELECT THE FIVE NOMINEES TO SERVE AS DIRECTORS OF THE COMPANY AS NOMINATED.

TERMS OF OFFICE

Our directors are appointed for a one-year term to hold office until the next annual meeting of our stockholders, or until their successors are elected and qualified, or until removed from office in accordance with our bylaws.

EXECUTIVE OFFICERS

In addition to Randall L. Hales, President, CEO and Director, whose biographical information is set forth above, the following individuals served as executive officers of the Company during the year 2012.

Brandon T. O’Brien, 42, is the CFO of the Company with responsibility for the common support areas of finance, treasury, investor relations, and human resources.  Mr. O’Brien became our CFO on February 12, 2007.  Prior to assuming his position as the CFO for the Company, Mr. O’Brien served as the Vice President of Finance for a software company, from January 2003 to January 2007, and as an independent financial consultant from September 2001 to January 2003.  Mr. O’Brien is a certified public accountant, licensed in Utah.

Derek M. Smith, 43, is the Executive Vice President of Sales of the Company with responsibility for global sales management.  Prior to assuming his position as the Executive Vice President of Sales for the Company, Mr. Smith served as the Chief Marketing Officer (“CMO”) for the Company from December 11, 2011 to June 4, 2012. Prior to serving as CMO, Mr. Smith worked as Vice President of Sales and Marketing for the Company starting in August 2007.  From 2000 to 2007, Mr. Smith lived in Australia and gained broad experience in various capacities such as Business Development Manager with Covidean Healthcare to General Manager for Queensland Olives.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board adopted Corporate Governance Guidelines on September 8, 2009, which can be accessed at the Company’s website, at www.ZAGG.com/investors.  Additionally, effective November 7, 2012, the Board adopted a new Code of Business Conduct and Ethics (the “Code of Ethics”), applicable to the directors, officers (including the principal executive officer, the principal financial officer, and the principal accounting officer or controller), and employees of the Company, its current subsidiaries, and any subsidiaries it may form in the future. The Code of Ethics contains general guidelines for conducting our business consistent with the highest standards of business ethics, and is intended to qualify as a “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder.

Our Corporate Governance Guidelines supplement the Company’s Bylaws and the charters of the Board’s committees.  We have taken active steps during the last fiscal year to improve our corporate governance because we believe that it leads to long-term value for our stockholders and, ultimately, makes us more competitive. In recent years, we have taken the steps noted below, among others, to strengthen our governance practices.

Director Independence

The Board reviews the independence of our directors on the basis of standards adopted by the NASDAQ Stock Market (“NASDAQ”), including NASDAQ Rule 4200(a)(15).  As a part of this review, the Board considers transactions and relationships between the Company, on the one hand, and each director, members of the director’s immediate family, and other entities with which the director is affiliated, on the other hand.  The purpose of such a review is to determine which, if any, of such transactions or relationships were inconsistent with a determination that the director is independent under NASDAQ rules.  As a result of this review, the Board has determined that each of our directors other than Mr. Hales (our CEO and President) is an “independent director” within the meaning of applicable NASDAQ listing standards.

Leadership Structure

The positions of Chairman of the Board and CEO are held by separate persons.  Mr. Hales, the CEO, serves on the Board of Directors.  His main focus, however, is to provide leadership to the Company in accomplishing the directives established by the Board. In that role, he is responsible for the general administration, oversight, care and management of the business of the Company and the subsidiaries, as well as full authority over all officers, managers and employees.

Ms. Larabee, the Chairperson of the Board, is considered the lead independent director, and her role, along with the Board, is to provide independent oversight of the CEO, to direct the business and affairs of the Company for the benefit of its stockholders, and to balance the interests of the Company’s diverse constituencies including stockholders, customers, and employees.

Meetings of the Board are chaired by Ms. Larabee, as the Chairperson.  Ms. Larabee also sets the agenda for such meetings.  The independent directors may also from time to time meet without the presence of Mr. Hales as they determine it necessary to do so.

Director Qualifications

Criteria for Membership

The Company’s Nominating and Corporate Governance Committee is responsible for annually reviewing with the Board the desired skills and characteristics of directors, as well as the composition of the Board as a whole.

Terms and Limitations

All directors currently stand for election each year.  The Board does not believe it should establish a limit on the number of times that a director may stand for election.

Director Responsibilities

General Responsibilities

The Board of Directors is elected by and is accountable to our stockholders. The Board establishes policy and provides our strategic direction, oversight, and control.  The basic responsibility of the directors is to exercise their business judgment to act in what they reasonably believe to be the best interests of the Company and its stockholders.

Oversight of Management

The Board is responsible to encourage the Company’s management to effectively implement policies and strategies developed by the Board, and to provide dynamic leadership of the Company.

Board Meetings and Materials

Frequency of Meetings

The Board has meetings periodically throughout the year.  As determined necessary by the Board and in order to address the Company’s needs, special meetings of the Board are convened from time to time.  The Board also takes action by unanimous written consent without a meeting pursuant to Nevada corporate law.

Annual Evaluations

The Nominating and Corporate Governance Committee conducts annual evaluations to assess the Board’s performance.  Each of the Board’s standing committees conducts an annual evaluation to assess the performance of the applicable committee.

Executive Sessions of Independent Directors

The Company’s independent directors meet in executive session regularly and, in any event, at least semi-annually.

Committees

The Board has three standing committees:  (1) Audit, (2) Compensation and Stock Option, and (3) Nominating and Corporate Governance.  These committees assist the Board to perform its responsibilities and make informed decisions.

Director Compensation

The form and amount of director compensation is determined by the Board based on general principles established on the Nominating and Corporate Governance Committee’s recommendation. These principles are in accordance with the policies and principles set forth in the Nominating and Corporate Governance Committee's charter and are consistent with rules established by NASDAQ, including those relating to director independence and to compensation of Audit Committee members.

Review and Access to Guidelines

The Nominating and Corporate Governance Committee reviews the Company’s Corporate Governance Guidelines at least annually, and then, as it deems appropriate, recommends amendments to the Board.

Communications with the Board

Stockholders and other interested parties may communicate with one or more directors or the non-management directors as a group in writing by regular mail.  The following address may be used by those who wish to send such communications by regular mail:

Board of Directors or Name of Individual Director(s)
c/o Corporate Secretary
ZAGG Inc
3855 S 500 W, Suite J
Salt Lake City, UT 84115

Code of Ethics

As noted above, effective November 7, 2012, the Board of Directors of the Company adopted a new Code of Business Conduct and Ethics (the “Code of Ethics”), applicable to the directors, officers (including the principal executive officer, the principal financial officer, and the principal accounting officer or controller), and employees of the Company, its current subsidiaries, and any subsidiaries it may form in the future. The Code of Ethics contains general guidelines for conducting our business consistent with the highest standards of business ethics, and is intended to qualify as a “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder.

We will post on our website any amendments to or waivers from a provision of our Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions and that relates to any element of the Code of Ethics.

The Code of Ethics covers such topics as employment practices, compliance with government and industry regulations, insider trading, prohibition against short-term or speculative transactions in company securities, treatment of confidential information, proper use of Company assets, corporate opportunities, and conflicts of interest. The Code of Ethics includes a mechanism for resolving conflicts of interest and ethical issues, and explains possible consequences for failure to adhere to the code.

The Code of Ethics includes the following principles related to our directors and executive officers:

•	Act ethically with honesty and integrity;

•	Promote full, fair, accurate, timely and understandable disclosure in reports and documents filed with the Securities and Exchange Commission and other public communications;

•	Comply in all material respects with laws, rules and regulations of governments and their agencies;

•	Comply in all material respects with the listing standards of a stock exchange where the Company’s shares are traded;

•	Respect the confidentiality of information acquired in the course of performing work of the Company, except when authorized or otherwise legally obligated to disclose the information; and

•	Not use confidential information of the Company for personal advantage or for the benefit of acquaintances, friends or relatives.

Policy Relating to Short-term and Speculative Transactions in the Company’s Stock

On August 16, 2012, the Board of Directors of the Registrant adopted a policy (the “Policy”) relating to short-term or speculative transactions in the Registrant’s securities by directors, officers, and 10% holders of the Registrant’s securities.  Specifically, the policy states that such individuals are prohibited from engaging in short-term or speculative transactions involving the Registrant’s securities, such as publicly traded options, short sales, puts, and calls, hedging transactions and holding the Registrant’s securities in a margin account.

As of the date of this Proxy Statement, all of members of the Company’s Board of Directors and the Company’s officers were in compliance with the Policy.

The Policy was filed as an exhibit to a Current Report on Form 8-K filed with the Commission on August 20, 2012.  The language of the Policy is included below for reference.

Short-Term or Speculative Transactions Policy

All Directors, Officers, and 10% Holders (as each term is defined in the Policy) are prohibited from engaging in short-term or speculative transactions involving Company securities, such as publicly traded options, short sales, puts, and calls, and hedging transactions.  This prohibition also applies to holding Company securities in a margin account and “short sales against the box”, which are sales of Company securities where a person does not deliver the shares he or she owns to settle the transaction but instead delivers other shares that his or her broker has borrowed from others.  Notwithstanding the terms of the Policy, the Company’s Board of Directors may waive this Short-Term or Speculative Transaction Policy on a case-by-case basis if:  (i) the Board of Directors forms the opinion that such waiver is not adverse to the interests of the Company or its shareholders; (ii) where the Director, Officer, or 10% Holder seeking such waiver has demonstrated to the satisfaction of the Board of Directors that he or she has sufficient assets to pay the obligation without resort to Company securities; and (iii) the Director, Officer, or 10% Holder seeking such waiver otherwise is in compliance with Section 16(c) of the Securities Exchange Act of 1934, as amended.  All other employees must obtain the specific prior written authorization of the Chief Executive Officer and the Chief Financial Officer before engaging in short-term or speculative transactions involving Company securities.

Risk Oversight

Our Board has overall responsibility for the oversight of risk management at our Company. Day-to-day risk management is the responsibility of management, which has implemented processes to identify, assess, manage and monitor risks that face our Company.  Our Board, either as a whole or through its Committees, regularly discusses with management our major risk exposures, their potential impact on our Company, and the steps we take to monitor and control such exposures.

While our Board has general oversight responsibility for risk at our Company, the Board has delegated some of its risk oversight duties to the various Board committees.  The Board and the Audit Committee monitor the Company’s credit risk, liquidity risk, regulatory risk, operational risk, and enterprise risk by regular reviews with management, internal and external auditors, and other advisors.  In its periodic meetings with the Company’s independent registered public accounting firms, the Audit Committee includes management in its review of accounting and financial controls, and assessment of business risks.  The Board and the Nominating and Corporate Governance Committee monitor the Company’s governance and succession risk by regular review with management and outside advisors. The Board and the Compensation and Stock Option Committee monitor CEO succession and the Company’s compensation policies and related risks by regular reviews with management.

Whistleblower Hotline

The Company has established a whistleblower policy that enables employees, customers, suppliers, and stockholders of the Company and its subsidiaries, as well as other interested parties, to submit confidential and anonymous reports of suspected or actual violations of the Company’s Code of Ethics.  Concerns may be submitted to ZAGG@openboard.info.

The Company’s Whistleblower Hotline (voice, email, or Web access):

•	Voice: 866-822-9706
•	Email: ZAGG@openboard.info
•	Web: www.openboard.info/ZAGG/

MEETINGS AND COMMITTEES OF THE BOARD

The Board

Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of his or her duties and to attend all Board, committee and stockholders’ meetings. The Board met seven times during 2012.  Each director attended in person or telephonically at least 75% of the meetings of the Board.

Mr. Heiner and Mr. Maurer were appointed to the Board of Directors on July 10, 2012, and as such, they did not participate in any Board of Director meetings prior to July 10, 2012.  Additionally, Mr. Holiday was appointed to the Board of Directors on October 1, 2012, and as such, he did not participate in any Board of Director meetings prior to October 1, 2012.

Committees of the Board

The Board has three standing committees to facilitate and assist the Board in the execution of its responsibilities: (1) Audit Committee, (2) Compensation and Stock Option Committee, and (3) Nominating and Corporate Governance Committee. All the committees are comprised solely of non-employee, independent directors as defined by NASDAQ market listing standards.  Charters for each committee are available on our website, at www.ZAGG.com/investors.

The table below shows membership for each of the standing Board committees as of December 31, 2012.

Audit	Compensation and Stock Option	Nominating and Corporate Governance
Cheryl Larabee*	Edward D. Ekstrom*†	Cheryl Larabee*
Todd Heiner	Cheryl Larabee	Edward D. Ekstrom†
Brad Holiday	Dan Maurer	Todd Heiner
Dan Maurer

________________
* Committee Chair
† As noted above, Mr. Ekstrom resigned from the Board of Directors on April 27, 2013.

Mr. Hales serves as an ex-officio member of each of the committees.

Audit Committee

The Audit Committee has four members and met six times during the year ended December 31, 2012.  Each member attended at least 75% of these meetings.  The Board has determined that Brad Holiday, of the Audit Committee, is an “audit committee financial expert” within the meaning established by the SEC.

The Audit Committee’s responsibilities, which are discussed in further detail in its charter, include the responsibility to:

•	Establish and implement policies and procedures for review and approval of the appointment, compensation and termination of the independent registered public accounting firm;

•	Review and discuss with management and the independent registered public accounting firm the audited financial statements of the Company and the Company’s financial disclosure practices;

•	Pre-approve all services provided by our independent registered public accounting firm;

•
Hold meetings periodically with the independent registered public accounting firm, and management to review and monitor the adequacy and effectiveness of reporting, internal controls, risk assessment and compliance with Company policies;

•	Review the Company’s consolidated financial statements and related disclosures;

•	Review with management and the independent registered public accounting firm and approve disclosure controls and procedures and accounting principles and practices; and

•	Perform other functions or duties deemed appropriate by the Board.

Additional information regarding the Audit Committee's processes and procedures is addressed below under the heading “Audit Committee Disclosure.”  The Report of the Audit Committee is set forth later in this Proxy Statement.

Compensation and Stock Option Committee

The Compensation and Stock Option Committee had three members and met one time in 2012.  Each member attended the meeting of the committee.  The Compensation and Stock Option Committee’s responsibilities, which are discussed in detail in its charter, include the responsibility to:

•	In consultation with the Company’s senior management, establish the Company’s general compensation philosophy and oversee the development and implementation of the Company’s compensation programs;

•
Recommend the base salary, incentive compensation and any other compensation for the Company’s Chief Executive Officer to the Board and review and approve the Chief Executive Officer’s recommendations for the compensation of all other officers of the Company and its subsidiaries;

•	Administer the Company’s incentive and stock-based compensation plans, and discharge the duties imposed on the Compensation and Stock Option Committee by the terms of those plans;

•	Review and approve any severance or termination payments proposed to be made to any current or former officer of the Company;

•	Prepare and issue the report of the Compensation and Stock Option Committee required by the rules of the Securities and Exchange Commission; and

•	Perform other functions or duties deemed appropriate by the Board.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee had three members and met one time in 2012.  Each member of the committee attended the meeting.  The Nominating and Corporate Governance Committee's responsibilities, which are discussed in detail in its charter, include the responsibility to:

•	Develop qualifications and criteria for selecting and evaluating directors and nominees;

•	Consider and propose director nominees;

•	Make recommendations to the Board regarding Board compensation;

•	Make recommendations to the Board regarding Board committee memberships;

•	Develop and recommend to the Board corporate governance guidelines;

•	Facilitate an annual assessment of the performance of the Board and each of its standing committees;

•	Consider the independence of each director and nominee for director; and

•	Perform other functions or duties deemed appropriate by the Board.

Nomination Process

The policy of the Nominating and Corporate Governance Committee is to consider properly submitted stockholder recommendations for candidates to serve as directors of the Company. In evaluating those recommendations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria described below.  Any stockholder wishing to recommend a candidate for consideration by the Nominating and Corporate Governance Committee should submit a recommendation in writing indicating the candidate's qualifications and other relevant biographical information and provide confirmation of the candidate’s consent to serve as a director.  This information should be addressed to Nominating and Corporate Governance Committee, Board of Directors, ZAGG Inc, 3855 S 500 W, Suite J, Salt Lake City, Utah 84115.

As contemplated by the Company’s Corporate Governance Guidelines, the Nominating and Corporate Governance Committee reviews the appropriate skills and characteristics required of directors in the context of the current composition of the Board, at least annually. Under the Nominating and Corporate Governance Committee’s charter, the Committee is required to seek candidates with the following minimum qualifications:

-	a candidate must demonstrate integrity, accountability, informed judgment, financial literacy, creativity, and vision;

-	a candidate must be prepared to represent the best interests of all of the Company’s stockholders, not just those of a particular constituency;

-	a candidate must have a record of professional accomplishment in his or her chosen field; and

-	a candidate must be prepared and able to participate fully in Board activities, including membership on Board committees.

Additionally, different factors may assume greater or lesser significance at particular times and the needs of the Board may vary in light of its composition and the Nominating and Corporate Governance Committee's perceptions about future issues and needs.

The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating director nominees. The Nominating and Corporate Governance Committee assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise.  In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers various potential candidates for director.  Candidates may come to the attention of the Nominating and Corporate Governance Committee through various means, including current directors, stockholder recommendations or other referrals.  Candidates are evaluated at meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year.

There have been no material changes to the procedures by which shareholders may recommend nominees to the Company’s Board of Directors since the Company last provided this disclosure.

Compensation & Stock Option Committee Interlocks and Insider Participation

None of the individuals who served on the Compensation & Stock Option Committee during the year ended December 31, 2012, was an officer or employee of the Company at the time he or she served on the committee or at any time before or after. None of the members of the Compensation and Stock Option Committee during the year ended December 31, 2012, had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. Additionally:

-
No executive officer of the Company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation and Stock Option Committee of the Company;

-	No executive officer of the Company served as a director of another entity, one of whose executive officers served on the Compensation and Stock Option Committee of the Company; and

-
No executive officer of the Company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following narrative compensation discussion and analysis provides information regarding the Company’s executive compensation objectives, principles, practices and decisions as they relate to the following named executive officers of the Company (the “Named Executives”):

•
Randall L. Hales, Chief Operating Officer (the “COO”) (January 1, 2012, through August 17, 2012), interim CEO (August 17, 2012, through December 4, 2012), CEO (December 4, 2012, through December 31, 2012), and President of the Company;

•	Brandon T. O’Brien, CFO;
•	Derek Smith, Chief Marketing Officer (January 1, 2012 to June 4, 2012) and Executive Vice President of Sales of the Company (the “EVP of Sales”) (June 4, 2012, through December 31, 2012) and;
•	Robert G. Pedersen II, Former Chairman of the Board and Former CEO of the Company (the “Former CEO”) (January 1, 2012, through August 17, 2012);

The compensation discussion and analysis provides narrative perspective to the tables and disclosure in the tables following this section.

Compensation Objectives and Principles

The overall objective of the Company’s executive compensation programs is to create long-term value for the Company’s shareholders, by attracting and retaining talented executives that manage the Company effectively.  The executive compensation programs are also designed with the objective of aligning the Named Executives’ compensation with the best interests of the Company’s shareholders.

Accordingly, the Company’s executive compensation program incorporates the following principles:

·	The overall compensation package should encourage long-term focus and shareholder value creation.
·	Compensation should be competitive with other companies of comparable size, in order to attract and retain talented executives.
·	Compensation should be based upon individual responsibility, leadership ability, and experience.
·	Compensation should reflect the fair market value of the services received.

Executive Compensation Procedures

To attain the Company's executive compensation objectives and implement the underlying compensation principles, the Company intends to follow the procedures described below for fiscal 2013.

Role of the Committee.    The Compensation and Stock Option Committee has responsibility for establishing and monitoring the Company's executive compensation programs and for making decisions regarding the compensation of the Named Executives.  The Compensation and Stock Option Committee will recommend the compensation package of the CEO and CFO to the Company's Board of Directors, which then sets the CEO and CFO’s compensation. The Compensation and Stock Option Committee will also monitor, administer and approve awards under the Company's various incentive compensation plans for all levels within the Company, including awards under the Company's newly adopted 2013 Equity Incentive Award Plan.

After reviewing the performance of the Company and evaluating the CEO and CFO’s performance against established goals, leadership ability, Company responsibilities and current compensation arrangements, the Compensation and Stock Option Committee will rely on its judgment in making compensation decisions. Compensation decisions related to the EVP of Sales are made by the CEO.

Role of Consultants.    During the fourth quarter of 2011, the Compensation and Stock Option Committee engaged a consultant to perform a compensation study related to current executive and board compensation. Based on the results of that study, the Compensation and Stock Option Committee made cash and share-based compensation adjustments to executives and Board members during 2012. The Compensation and Stock Option Committee had sole authority to hire and fire such consultants. In the future, if the Board chooses to hire outside compensation consultants, the Compensation and Stock Option Committee will have the sole authority to hire and fire such consultants.

Employment and Severance Agreements.    Mr. Hales, Mr. O’Brien, and Mr. Smith have employment agreements with the Company, which are discussed below.

Elements of Compensation

The Company’s executive compensation objectives and principles are implemented through the use of the following principal elements of compensation, each discussed more fully below:

·	Salary;
·	Annual bonus; and
·	Restricted stock and/or stock option grants.

Salary. Salary is provided with the objective of paying for the underlying role and responsibility associated with the executive’s position, which the Compensation and Stock Option Committee believes allows the Company to attract and retain qualified executives.  The Named Executives’ salaries are set at levels that the Compensation and Stock Option Committee believes are generally competitive with the compensation paid to officers in similar positions at companies of similar size.  Salary adjustments are considered annually and influenced by the growth of the Company’s operations, individual performance, changes in responsibility, changes in cost of living and other factors the Compensation and Stock Option Committee considers relevant.

The salaries of the Named Executives are set forth in the Summary Compensation Table set forth immediately following this section.

Annual Bonus. In March 2012 and for the 2012 year, the Compensation and Stock Option Committee approved an annual performance-based bonus plan for the CEO and CFO, which includes a bonus of 30% of base salary tied to the Company reaching certain operating metrics. The underlying purpose of the Company’s bonus plan is to reward the Named Executives with an annual bonus in an amount that correlates in substantial part to the net revenue and adjusted EBITDA results of the Company and its operating subsidiaries for the year in question.  The Compensation and Stock Option Committee believes that net revenue and adjusted EBITDA (as calculated and historically reported in quarterly press releases) are key measures of the financial health of the Company, and reflect the Company’s development of shareholder value. This same structure will be utilized in 2013 as well. The bonus for the EVP of Sales was based on meeting certain performance goals related to net sales.

The combination of salary and annual bonuses is intended to result in a cash compensation package for each Named Executive that falls within competitive market standards when the Company meets the performance objectives.

Long-Term Awards. Discretionary long-term awards, in the form of stock options and/or restricted stock are granted to the Named Executives annually.  The long-term grants are made to encourage the Named Executives to continue their engagement with the Company throughout the vesting periods of the awards to align management and shareholder interests.  The Compensation and Stock Option Committee generally grants long-term awards at its first meeting of each year.  In granting stock options and restricted stock to the Named Executives, the Compensation and Stock Option Committee also considers the impact of the grant on the Company’s financial performance, as determined in accordance with the requirements of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (“ASC Topic 718”).  For long-term awards, the Company records expense in accordance with ASC Topic 718.

Stock Options.     Stock options are granted with an exercise price equal to the closing price per share on the date of grant and typically vest over three years after the date of grant, or on an intervening change of control of the Company if earlier.  Grants to date have been on a discretionary basis. During 2012, no stock options were granted to Named Executives.

Restricted Stock.     Restricted stock awards are granted with a fair value equal to the ending stock price on the date of grant and typically vest over a one to three year period after the date of grant, or on an intervening change of control of the Company if earlier.  Upon vesting, the shares are transferred to the applicable individual as free-trading shares. During 2012, a total of 221,557 shares of restricted stock were granted to Named Executives.

Randall L. Hales Employment Agreement – Chief Executive Officer

From August 17, 2012, through December 11, 2012, Mr. Hales served as the interim Chief Executive Officer of the Company while the Board of Directors conducted a search for a permanent Chief Executive Officer.  On December 11, 2012, Mr. Hales entered into an employment agreement (the “Hales Agreement”) with the Company to serve as the Company’s Chief Executive Officer.

Pursuant to the Hales Agreement, Mr. Hales will serve as Chief Executive Officer and as a member of the Company’s Board of Directors.  Additionally, Mr. Hales will participate as an ex officio member of each committee of the Board.  The Board agreed to nominate Mr. Hales to the Board as long as he was serving as Chief Executive Officer, with the understanding that he would serve as a member of the Board without additional compensation. Mr. Hales’ employment with the Company will be “at will,” and either the Company or Mr. Hales may terminate his employment at any time with or without cause.

Pursuant to the Hales Agreement, Mr. Hales will carry out all customary and usual duties of the CEO of a consumer products company of similar size and operations.  His annual base salary will be $692,000.  The Compensation Committee of the Board will review Mr. Hales’ base salary and other compensation at least annually, and will revise such amounts in the discretion of the Committee.  Additionally, he may receive an annual cash incentive of $208,000 or such greater amount as the Compensation Committee may determine, subject to the achievement by the Company of various financial goals.  Mr. Hales also will receive annual equity compensation of $658,000 in shares of the Company’s restricted common stock, which will be issued and vest pursuant to the terms of the Company’s Management Performance Bonus Plan.

If Mr. Hales’ employment is terminated by the Company for cause as defined in the Hales Agreement, he will be entitled to no compensation or benefits from the Company other than those earned under the compensation paragraph of the Agreement through the date of his termination for cause.  For purposes of the Hales Agreement, a termination “for cause” occurs if Mr. Hales is terminated for any of the following reasons: (i) theft, dishonesty or falsification of any employment or Company records; (ii) improper disclosure of the Company’s confidential or proprietary information resulting in damage to the Company; (iii) any action by him which has a material detrimental effect on the Company’s reputation or business; (iv) his failure or inability to perform any assigned duties after written notice from the Company to him of, and a reasonable opportunity to cure, such failure or inability; (v) his conviction (including any plea of guilty or no contest) of a felony, or of any other criminal act if that act impairs his ability to perform his duties under the Hales Agreement or (vi) his failure to cooperate in good faith with a governmental or internal investigation of the Company or its directors, officers or employees, if the Company has requested his cooperation.

If a Separation (as defined in the Hales Agreement) occurs because Mr. Hales’ at-will employment is terminated by the Company without cause, and if he signs a general release of known and unknown claims in form satisfactory to the Company, he will receive severance payments equal to his current compensation, less applicable withholding, for 12 months after the date of the Separation. His current compensation shall mean the sum of his base salary plus his current annual targeted bonus amount.

In connection with the Hales Agreement, Mr. Hales also entered into a Change of Control Severance Agreement (the “Change of Control Agreement”).  Pursuant to the Change of Control Agreement, if Mr. Hales is subject to an Involuntary Termination (as defined n the Change of Control Agreement) at any time within twelve (12) months after a change of control in the Company, then he will be entitled to receive continuing payments of severance pay during the Compensation Continuation Period (as defined n the Change of Control Agreement) at a rate equal to his current compensation. Such severance payments shall be paid bi-monthly in accordance with the Company’s normal payroll practices and shall commence within thirty (30) days after the Involuntary Termination.

Additionally, Mr. Hales and the Company entered into an Indemnity Agreement (the “Indemnity Agreement”) pursuant to which the Company agreed to provide indemnification to Mr. Hales in connection with certain claims and actions brought by third parties and in derivative actions.  The Company also agreed to the extent that the Board determines it to be economically reasonable, maintain a policy of directors’ and officers’ liability insurance (“D&O Insurance”) for Mr. Hales, on such terms and conditions as may be approved by the Board, and to advance certain expenses incurred in connection with certain claims, as defined in the Indemnity Agreement.

Copies of the Hales Agreement, the Change of Control Agreement, and the Indemnity Agreement have been filed as exhibits to the Company’s reports filed with the U.S. Securities and Exchange Commission.

Randall L. Hales Prior Employment Agreement - President and Chief Operating Officer

From December 2011 through August 17, 2012, Mr. Hales served as the Company’s President and Chief Operating Officer pursuant to an employment agreement (the “COO Agreement”).  (As noted above, on August 17, 2012, Mr. Hales agreed to serve as the Company’s interim Chief Executive Officer.)

Pursuant to the COO Agreement, Mr. Hales’s employment with the Company was “at will” pursuant to his Employment Agreement (the “Agreement”) with the Company, and either he or the Company could terminate his employment at any time, with or without cause, subject to the provisions of the Agreement.  His yearly base salary was Five Hundred Thousand Dollars ($500,000).  Additionally, he was granted 50,001 shares of the Company’s restricted common stock vested at a rate of 16,667 per year during the term of his employment with the first tranche vesting on December 11, 2012, and as determined by the Compensation and Stock Option Committee, Mr. Hales would be eligible to receive an annual bonus under the ZAGG Management Performance Bonus Plan.

If Mr. Hales’s employment was terminated by the Company for cause as defined in the Agreement, he would be entitled to no compensation or benefits from the Company other than those earned under the compensation paragraph of the Agreement through the date of his termination for cause.  For purposes of the Agreement, a termination “for cause” would occur if Mr. Hales was terminated for any of the following reasons: (i) theft, dishonesty or falsification of any employment or Company records; (ii) improper disclosure of the Company’s confidential or proprietary information resulting in damage to the Company; (iii) any action by him which has a material detrimental effect on the Company’s reputation or business; (iv) his failure or inability to perform any assigned duties after written notice from the Company to him of, and a reasonable opportunity to cure, such failure or inability; (v) his conviction (including any plea of guilty or no contest) of a felony, or of any other criminal act if that act impairs his ability to perform his duties under the Agreement or (vi) his failure to cooperate in good faith with a governmental or internal investigation of the Company or its directors, officers or employees, if the Company has requested his cooperation.

As indicated above, pursuant to the COO Agreement, Mr. Hales’s employment by the Company was “at will.”  If a Separation (as defined below) occurred because his employment was terminated by the Company without cause, and if he signed a general release of known and unknown claims in form satisfactory to the Company, he will receive severance payments equal to his current compensation, less applicable withholding, for 12 months after the date of the Separation. His current compensation shall mean the sum of his base salary plus his current annual targeted bonus amount.

Brandon O’Brien Employment Agreement – CFO

On December 10, 2012, Mr. O’Brien entered into an employment agreement (the “O’Brien Agreement”) with the Company to continue serving as the Company’s CFO.

Pursuant to the O’Brien Agreement, Mr. O’Brien will continue to serve as CFO. Mr. O’Brien’s employment with the Company will be “at will,” and either the Company or Mr. O’Brien may terminate his employment at any time with or without cause.

Pursuant to the O’Brien Agreement, Mr. O’Brien will carry out all customary and usual duties of the CFO of a consumer products company of similar size and operations.  His annual base salary will be $400,000.  The Compensation Committee of the Board will review Mr. O’Brien’s base salary and other compensation at least annually, and will revise such amounts in the discretion of the Committee.  Additionally, he may receive an annual cash incentive of $120,000 or such greater amount as the Compensation Committee may determine, subject to the achievement by the Company of various financial goals.  Mr. O’Brien also will receive annual equity compensation of $376,552 in shares of the Company’s restricted common stock, which will be issued and vest pursuant to the terms of the Company’s Management Performance Bonus Plan.

If Mr. O’Brien’s employment is terminated by the Company for cause as defined in the O’Brien Agreement, he will be entitled to no compensation or benefits from the Company other than those earned under the compensation paragraph of the Agreement through the date of his termination for cause.  For purposes of the O’Brien Agreement, a termination “for cause” occurs if Mr. O’Brien is terminated for any of the following reasons: (i) theft, dishonesty or falsification of any employment or Company records; (ii) improper disclosure of the Company’s confidential or proprietary information resulting in damage to the Company; (iii) any action by him which has a material detrimental effect on the Company’s reputation or business; (iv) his failure or inability to perform any assigned duties after written notice from the Company to him of, and a reasonable opportunity to cure, such failure or inability; (v) his conviction (including any plea of guilty or no contest) of a felony, or of any other criminal act if that act impairs his ability to perform his duties under the O’Brien Agreement or (vi) his failure to cooperate in good faith with a governmental or internal investigation of the Company or its directors, officers or employees, if the Company has requested his cooperation.

If a Separation (as defined in the O’Brien Agreement) occurs because Mr. O’Brien’s at-will employment is terminated by the Company without cause, and if he signs a general release of known and unknown claims in form satisfactory to the Company, he will receive severance payments equal to his current compensation, less applicable withholding, for 12 months after the date of the Separation. His current compensation shall mean the sum of his base salary plus his current annual targeted bonus amount.

Copies of the O’Brien Agreement, the Change of Control Agreement, and the Indemnity Agreement have been filed as exhibits to the Company’s reports filed with the U.S. Securities and Exchange Commission.

Derek Smith Employment Agreement – EVP of Sales

On December 14, 2012, Mr. Smith entered into an employment agreement (the “Smith Agreement”) with the Company to continue serving as the Company’s EVP of Sales.

Pursuant to the Smith Agreement, Mr. Smith will continue to serve as EVP of Sales. Mr. Smith’s employment with the Company will be “at will,” and either the Company or Mr. Smith may terminate his employment at any time with or without cause.

Pursuant to the Smith Agreement, Mr. Smith will carry out all customary and usual duties of the EVP of Sales of a consumer products company of similar size and operations.  His annual base salary will be $308,000.  The Compensation Committee of the Board will review Mr. Smith’s base salary and other compensation at least annually, and will revise such amounts in the discretion of the Committee.  Additionally, he may receive an annual cash incentive of $92,000 or such greater amount as the Compensation Committee may determine, subject to the achievement by the Company of various financial goals.  Mr. Smith also will receive annual equity compensation of $289,655 in shares of the Company’s restricted common stock, which will be issued and vest pursuant to the terms of the Company’s Management Performance Bonus Plan.

If Mr. Smith’s employment is terminated by the Company for cause as defined in the Smith Agreement, he will be entitled to no compensation or benefits from the Company other than those earned under the compensation paragraph of the Agreement through the date of his termination for cause.  For purposes of the Smith Agreement, a termination “for cause” occurs if Mr. Smith is terminated for any of the following reasons: (i) theft, dishonesty or falsification of any employment or Company records; (ii) improper disclosure of the Company’s confidential or proprietary information resulting in damage to the Company; (iii) any action by him which has a material detrimental effect on the Company’s reputation or business; (iv) his failure or inability to perform any assigned duties after written notice from the Company to him of, and a reasonable opportunity to cure, such failure or inability; (v) his conviction (including any plea of guilty or no contest) of a felony, or of any other criminal act if that act impairs his ability to perform his duties under the Smith Agreement or (vi) his failure to cooperate in good faith with a governmental or internal investigation of the Company or its directors, officers or employees, if the Company has requested his cooperation.

If a Separation (as defined in the Smith Agreement) occurs because Mr. Smith’s at-will employment is terminated by the Company without cause, and if he signs a general release of known and unknown claims in form satisfactory to the Company, he will receive severance payments equal to his current compensation, less applicable withholding, for 12 months after the date of the Separation. His current compensation shall mean the sum of his base salary plus his current annual targeted bonus amount.

COMPENSATION AND STOCK OPTION COMMITTEE REPORT

The Compensation and Stock Option Committee has reviewed the foregoing compensation discussion and analysis and discussed with the Company’s management the information set forth herein.  Based on such review and discussions with management, the Compensation and Stock Option Committee recommended to the Board that the foregoing compensation discussion and analysis be included in this Proxy Statement.

The Compensation and Stock Option Committee

Edward D. Ekstrom, Chair
Cheryl Larabee
Dan Maurer

Summary Compensation Table

The following table summarizes information for the fiscal years ended December 31, 2012 and 2011, concerning the compensation paid or awarded to our principal executive officer and the other executive officer of the Company (“Named Executive Officers”) who served as executive officers as of December 31, 2012 and 2011.

(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Option and Restricted Stock Awards ($)(1)	Separation Expenses ($)(11)	All Other Compensation ($)		Total ($)
Randall L. Hales (12)	2012	$533,333	$160,625	$470,967	$--	$25,552	(2)	$1,191,477
Chief Executive Officer,	2011	$7,576	$--	$509,010	$--	$--		$516,586
President, & Director	2010	$--	$--	$--	$--	$--		$--

Brandon T. O’Brien	2012	$390,625	$220,000	$376,554	$--	$38,191	(3)	$1,025,370
Chief Financial Officer	2011	$175,000	$82,251	$353,500	$--	$38,363	(4)	$649,114
	2010	$136,000	$25,600	$139,352	$--	$12,510	(5)	$313,462

Derek Smith (13)	2012	$196,667	$320,000	$431,855	$--	$32,317	(6)	$1,019,951
Executive VP of Sales	2011	$111,667	$100,000	$141,400	$--	$26,899	(7)	$379,966
	2010	$--	$--	$--	$--	$--		$--

Robert G. Pedersen II	2012	$454,343	$526,250	$622,726	$934,382	$7,804	(8)	$2,545,505
Former Chairman and Chief	2011	$275,000	$142,516	$565,600	$--	$87,367	(9)	$1,070,483
Executive Officer	2010	$222,000	$42,700	$153,824	$--	$16,710	(10)	$435,234

(1)
This column shows the full grant date fair market value of the restricted stock awards and options granted as computed under ASC Topic 718 and the expense attributable to restricted stock awards and options granted that will be recorded over the vesting period (excluding estimates for forfeitures in case of awards with service-based vesting).  Assumptions and methodologies used in the calculation of these amounts are included in footnotes to the Company's audited financial statements for the fiscal year ended December 31, 2012, which are included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

(2)	All other compensation for Mr. Hales for 2012 consisted of: $11,952 in employer-paid health insurance premiums and $13,600 in matching 401(k) contributions.

(3)
All other compensation for Mr. O’Brien for 2012 consisted of: $11,952 in employer-paid health insurance premiums; $7,750 for use of Company-owned vehicles; $12,892 in matching 401(k) contributions; and $5,597 for other board-approved expenses.

(4)
All other compensation for Mr. O’Brien for 2011 consisted of: $10,682 in employer-paid health insurance premiums; $7,750 for use of Company-owned vehicles; $10,410 in matching 401(k) contributions; $3,000 for a fuel allowance; and $6,794 for other board-approved expenses.

(5)	All other compensation for Mr. O’Brien for 2010 consisted of: $9,510 in employer-paid health insurance premiums; and $3,000 for a fuel allowance.

(6)	All other compensation for Mr. Smith for 2012 consisted of: $11,788 in employer-paid health insurance premiums; $12,779 in matching 401(k) contributions; and $7,750 for use of Company-owned vehicles.

(7)	All other compensation for Mr. Smith for 2011 consisted of: $10,682 in employer-paid health insurance premiums; $8,467 in matching 401(k) contributions; and $7,750 for use of Company-owned vehicles.

(8)	All other compensation for Mr. Pedersen for 2012 consisted of: $7,804 in employer-paid health insurance premiums incurred prior to his resignation (see 10 below).

(9)
All other compensation for Mr. Pedersen for 2011 consisted of: $10,682 in employer-paid health insurance premiums; $7,750 for use of Company-owned vehicles; $3,000 for a fuel allowance; $4,200 for country club dues; and $61,735 for other board-approved expenses.

(10)	All other compensation for Mr. Pedersen for 2010 consisted of: $9,510 in employer-paid health insurance premiums; $3,000 for a fuel allowance; and $4,200 for country club dues.

(11)
Mr. Pedersen resigned as Chairman and CEO on August 17, 2012. As part of the separation agreement between Mr. Pedersen and the Company, the Company agreed to a 12-month consulting agreement whereby the Company would pay $910,000 in 12 equal installments from August 17, 2012 to August 17, 2013. This entire amount was accrued and recorded by the Company at August 17, 2012. In addition, the Company agreed to pay health insurance costs and cell phone charges over the next 12 to 18 months, and allow Mr. Pedersen to retain an iPad 3 and a Company-owned vehicle – the total of these additional separation expense totaled $24,382.

(12)
Mr. Hales was appointed as President and COO on December 12, 2011. From August 17, 2012, through December 4, 2012, Mr. Hales served as interim CEO. On December 4, 2012, Mr. Hales was appointed as CEO of the Company.

(13)	Mr. Smith was appointed as Chief Marketing Officer on December 12, 2011 and served in this capacity until June 4, 2012.

Share-based Compensation Grants Table

The following table summarizes grants of share-based compensation for the fiscal years ended December 31, 2012 and 2011 under the Company’s 2007 Stock Incentive Plan, concerning the compensation of our principal executive officer and the other executive officer of the Company (“Named Executive Officers”) who served as executive officers as of December 31, 2012 and 2011.

(a)	(b)	(c)	(d)
Name and Principal Position	Year	Restricted Stock Awards (#)(1)	Grant Date Fair Value of Restricted Stock & Option Awards(2)
Randall L. Hales (3)	2012	52,828	$470,697
Chief Executive Officer,	2011	50,001	$509,010
President, & Director

Brandon T. O’Brien	2012	42,262	$376,554
Chief Financial Officer	2011	50,000	$353,500

Derek Smith	2012	52,509	$431,855
Executive VP of Sales	2011	20,000	$141,400

Robert G. Pedersen II (4)	2012	73,958	$658,966
Former Chairman and Chief	2011	80,000	$565,600
Executive Officer

(1)
This column shows the number of restricted stock awards. For the awards granted in 2011, one-third of the awards vest at each anniversary date over a three-year period, except for Mr. Pedersen’s awards, which vested one-third on February 17, 2012, one-third on February 17, 2013 and the remaining one-third on August 17, 2013 under the terms of his separation agreement. For awards granted in 2012, all vested on November 1, 2012.

(2)
This column shows the full grant date fair market value of the restricted stock awards granted as computed under ASC Topic 718 and the expense attributable to these awards that will be recorded over the vesting period (excluding estimates for forfeitures in case of awards with service-based vesting).  Assumptions and methodologies used in the calculation of these amounts are included in footnotes to the Company's audited financial statements for the fiscal year ended December 31, 2012, which are included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

(3)	Mr. Hales was appointed as President and COO on December 12, 2011. He was appointed CEO on December 4, 2012.

(4)	Mr. Pedersen resigned as CEO and Chairman on August 17, 2012.

Option Exercises and Restricted Stock Vested Table

The following table summarizes options exercised and stock vested for the fiscal years ended December 31, 2012 and 2011 under the Company’s 2007 Stock Incentive Plan, concerning the compensation of our principal executive officer and the other executive officer of the Company (“Named Executive Officers”) who served as executive officers as of December 31, 2012 and 2011.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
		Stock Option Awards		Restricted Stock Awards		Stock Warrants
Name and Principal Position	Year	Number of Shares Acquired on Exercise (#)(1)	Value Realized Upon Exercise ($)(2)	Number of Shares Acquired on Vesting ($/Share)(1)	Value Realized Upon Vesting ($)(2)	Number of Shares Acquired on Exercise (#)(1)	Value Realized Upon Exercise ($)(2)
Randall L. Hales (3)	2012	--	$--	69,495	$525,278	--	$--
Chief Operating Officer and	2011	30,847	$134,801	--	$--	--	$--
President

Brandon T. O’Brien	2012	--	$--	58,929	$494,754	73,927	$437,648
Chief Financial Officer	2011	50,000	$718,492	--	$--	--	$--

Derek Smith (4)	2012	69,999	$450,861	59,176	$474,456	263,232	$1,944,497
Executive VP of Sales	2011	--	$--	--	$--	--	$--

Robert G. Pedersen II	2012	174,544	$1,223,170	100,625	$840,413	255,999	$1,515,514
Former Chairman and Chief	2011	--	$--	--	$--	--	$--
Executive Officer

(1)	This column shows the number of share-based awards exercised (options and warrants) or vested (restricted stock).

(2)	This column is computed as the difference between the market price of the underlying securities at exercise and the exercise price paid by the executive to acquire the security.

(3)	Mr. Hales was appointed as President and COO on December 12, 2011.

(4)	Mr. Smith was appointed as CMO on December 12, 2011. On June 4, 2012, Mr. Smith transitioned to Executive Vice President of Sales for the Company and no longer served as CMO.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END DECEMBER 31, 2012

This table provides information on the year-end 2012 holdings of stock options and other stock awards (warrants and restricted stock) by the Named Executive Officers.

	Option and Warrant Awards				Restricted Stock Awards
(a) Name	(b) Number of Securities Underlying Unexercised Options or Warrants (#) Exercisable	(c) Number of Securities Underlying Unexercised Options or Warrants (#) Unexercisable	(d) Option or Warrant Exercise Price ($)	(e) Option or Warrant Expiration Date	(f) Number of Shares or Units of Stock That Have Not Vested (#)		(g) Market Value of Shares or Units of Stock That Have Not Vested ($)

Randall L. Hales	30,847(1)	—	$5.13	13-Oct-15	—		—
	—	30,847(2)	$5.13	13-Oct-15	—		—
	—	—	$—	—	16,667	(4)	$ 169,670
	—	—	$—	—	16,667	(5)	$ 169,670
Brandon T. O’Brien	60,000	—	$1.23	20-Feb-14	—		—
	40,000	—	$2.53	5-Feb-15	—		—
	—	20,000(3)	$2.53	5-Feb-15	—		—
	—	—	$—	—	16,667	(6)	$ 117,836
	—	—	$—	—	16,666	(7)	$ 117,829
Derek M. Smith	13,334	—	$1.23	20-Feb-14	—		—
	13,333	—	$2.53	5-Feb-15	—		—
	—	13,334(3)	$2.53	5-Feb-15	—		—
	—	—	$—	—	6,666	(6)	$ 47,129
	—	—	$—	—	6,667	(7)	$ 47,136
Robert G. Pedersen II	—	31,666(3)	$2.53	5-Feb-15	—		—
	—	—	$—	—	26,667	(6)	$ 188,536
	—	—	$—	—	26,666	(8)	$ 188,529
______________________________________

(1)           Award vested on October 13, 2012
(2)           Award will vest on October 13, 2013.
(3)           Awards will vest on February 5, 2013.
(4)           Award will vest on December 11, 2013.
(5)           Award will vest on December 11, 2014.
(6)           Awards will vest on March 2, 2013.
(7)           Awards will vest on March 2, 2014.
(8)           Award will vest on August 17, 2013.

Potential Payments upon Termination or Change in Control

The information below describes and quantifies certain payments or benefits that would be payable under the existing plans and programs of the Company and its subsidiaries if a Named Executive Officer’s employment had terminated on December 31, 2012, or the Company had undergone a change in control on December 31, 2012.  These benefits are in addition to benefits generally available to all salaried employees of the Company in connection with a termination of employment, such as disability and life insurance benefits and the value of employee-paid group health plan continuation coverage under the Consolidated Omnibus Reconciliation Act, or “COBRA.”  As noted above, Randal Hales, Brandon O’Brien, and Derek Smith have employment agreements with the Company that include severance and change-in-control provisions. As part of the separation agreement between the Company and Robert Pedersen in August 2012, the Company agreed to pay Mr. Pedersen $910,000 in equal monthly installments over the following 12 months, to allow previously granted stock options and restricted stock grants to continue to vest over the next 12 months, and that all previously granted stock based compensation would be fully vested on August 17, 2013.

Accelerated Vesting of Stock Options and Stock Awards Upon Change In Control

Under the Company’s 2007 Stock Incentive Plan, all outstanding stock options and shares of restricted stock held by a Named Executive Officer on December 31, 2012, would have become fully vested upon a “change in control” without regard to whether the Named Executive Officer terminated employment in connection with or following the change in control.  The Company’s 2007 Stock Incentive Plan generally defines a “change in control” as any of the following events: (i) the acquisition by any person of 50% or more of the Company’s voting shares, (ii) replacement of a majority of the Company’s directors within a two-year period under certain conditions, or (iii) stockholder approval of (a) a merger in which the Company is not the surviving entity, (b) the sale of substantially all of the Company's assets or (c) liquidation.  The following table shows for each Named Executive Officer the intrinsic value of his unvested stock options and restricted stock awards as of December 31, 2012, that would have been accelerated had a change in control of the Company occurred on that date, calculated by multiplying the number of underlying shares by the closing price of the Common Stock on the last trading day of 2012 ($7.36 per share) and, in the case of stock options, by then subtracting the applicable option exercise price:
Name	Early Vesting of Stock Options	Early Vesting of Restricted Stock
Randall L. Hales	$68,789	$245,338
Brandon T. O’Brien	$96,600	$245,331
Derek M. Smith	$64,403	$98,131
Robert G. Pedersen II	$152,947	$392,531

If a change in control with respect to the Company results in acceleration of vesting of a Named Executive officer’s otherwise unvested stock options and other stock awards, and if the value of such acceleration exceeds three times the Named Executive Officer’s average W-2 compensation with the Company for the five taxable years preceding the year of the change in control (the "Base Period Amount"), the acceleration would result in an excess parachute payment under Internal Revenue Code Section 280G.  A Named Executive Officer would be subject to a 20% excise tax on any such excess parachute payment, and the Company would be unable to deduct the amount of the excess parachute payment for tax purposes. The Company has not agreed to provide its Named Executive Officers with any gross-up or reimbursement for excise taxes imposed on excess parachute payments.

DIRECTOR COMPENSATION

The Company uses stock-based incentive compensation to attract and retain qualified candidates to serve as directors.  In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company, as well as the skill level required by the Company of its directors.

The Company has granted stock options to its non-employee directors concurrent with their appointment to the Board.

Director Summary Compensation Table for 2012

The table below summarizes the compensation paid by the Company to its non-employee directors for the year ended December 31, 2012.

(a)	(b)	(c)	(d)	(e)
Name(1)	Fees Earned ($)	Restricted Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Cheryl Larabee	$85,866	$51,529	—	$137,395
Edward D. Ekstrom(3)	$58,579	$51,529	—	$110,108
Todd Heiner (4)	$27,762	$26,819	—	$54,581
Dan Maurer (4)	$27,762	$26,819	—	$54,581
Brad Holiday (5)	$14,526	$12,845	—	$27,371
Shuichiro Ueyama (6)	$15,000	$31,609	—	$46,609
_________________________

(1)
Randall L. Hales, the President, CEO, and director of the Company, is not included in the foregoing table as he is an employee of the Company and receives no monetary compensation for his services as director.

(2)
This column shows the full grant date fair market value of the restricted stock awards granted as computed under ASC Topic 718 and the expense attributable to these awards that will be recorded over the vesting period (excluding estimates for forfeitures in case of awards with service-based vesting).  Assumptions and methodologies used in the calculation of these amounts are included in footnotes to the Company's audited financial statements for the fiscal year ended December 31, 2012, which are included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

(3)	Edward Ekstrom resigned as a member of the Board of Directors on April 27, 2013.
(4)	Todd Heiner and Dan Maurer were appointed to the Board of Directors on July 10, 2012.
(5)	Brad Holiday was appointed to the Board of Directors on October 1, 2012.
(6)	Shuichiro Ueyama resigned as a member of the Board of Directors on July 10, 2012.

As of December 31, 2012, each of the following non-employee directors of the Company held unexercised options to purchase the following number of shares of Company Common Stock:

	Option Awards					Restricted Stock Awards
(a) Name	(b) Number of Securities Underlying Unexercised Options (#) Exercisable	(c) Number of Securities Underlying Unexercised Options (#) Unexercisable	(d) Option Exercise Price ($)	(e) Option Expiration Date	(f) Number of Shares or Units of Stock That Have Not Vested (#)	(g) Market Value of Shares or Units of Stock That Have Not Vested ($)
Cheryl Larabee(5)	30,847(1)	—	$8.14	3-Mar-16	—	—
	—	30,847(2)	$8.14	3-Mar-16	—	—
	—	30,847(3)	$8.14	3-Mar-16	—	—
Edward D. Ekstrom(5)(6)	73,333(4)	—	$5.05	8-Sep-14	—	—
Todd Heiner(5)	—	—	—	—	—	—
Dan Maurer(5)	—	—	—	—	—	—
Brad Holiday(5)	—	—	—	—	—	—
______________________________________

(1)           Award vested on March 9, 2012.
(2)           Award will vest on March 9, 2013.
(3)           Award will vest on March 9, 2014.
(4)           Award will vest on September 8, 2012.
(5)	Restricted stock is awarded annually to Board members, but all shares vest and are transferred prior to each year-end.
(6)           Edward Ekstrom resigned as a member of the Board of Directors on April 27, 2013.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Security Ownership of Directors and Named Executive Officers

The following table sets forth the beneficial ownership of the Common Stock as of April 30, 2013, for each director and nominee for director, each Named Executive Officer, and by all directors (including nominees) and Named Executive Officers of the Company as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of our common stock granted as restricted stock and stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of April 26, 2013, were deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person, and was based upon the number of shares of the Common Stock issued and outstanding, as of April 26, 2013, which was 30,745,551 shares.

Name	Common Stock	Options and Warrants Exercisable	Total		Beneficial Ownership(1)
Randall L. Hales	37,073	30,847	67,920	(2)	*	%
Brandon T. O’Brien	514,930	120,000	634,930	(3)	2.1%
Derek M. Smith	403,111	40,000	443,111	(4)	1.4%
Cheryl Larabee	4,758	61,694	66,452	(5)	*	%
E.Todd Heiner	2,447	—	2,447	(6)	*	%
Dan Maurer	2,447	—	2,447	(7)	*	%
Brad Holiday	1,432	—	1,432	(8)	*	%
All officers and directors as a group (7 persons) (9)	966,198	252,543	1,218,741		3.9%
___________________________

* Less than one percent.

(1)	Based on 30,745,551 shares outstanding as of April 30, 2013.

(2)
Mr. Hales also holds 122,493 unvested restricted stock units that do not vest within 60 days of April 30, 2013 and 30,847 options that are not exercisable within 60 days of April 30, 2013. As such, these shares are not included in the share totals or beneficial ownership calculation pursuant to SEC rules.

(3)
Mr. O’Brien also holds 67,689 unvested shares of restricted stock that do not vest within 60 days of April 30, 2013. As such, these shares are not included in the share totals or beneficial ownership calculation pursuant to SEC rules.

(4)
Mr. Smith also holds 45,915 unvested shares of restricted stock that do not vest within 60 days of April 30, 2013. As such, these shares are not included in the share totals or beneficial ownership calculation pursuant to SEC rules.

(5)
Ms. Larabee also holds 13,964 unvested shares of restricted stock that do not vest within 60 days of April 30, 2013, and 30,847 options that are not exercisable within 60 days of April 30, 2013. As such, these shares and options are not included in the share totals or beneficial ownership calculation pursuant to SEC rules.

(6)
Mr. Heiner also holds 6,982 unvested shares of restricted stock that do not vest within 60 days of April 30, 2013. As such, these shares are not included in the share totals or beneficial ownership calculation pursuant to SEC rules.

(7)
Mr. Maurer also holds 6,982 unvested shares of restricted stock that do not vest within 60 days of April 30, 2013. As such, these shares are not included in the share totals or beneficial ownership calculation pursuant to SEC rules.

(8)
Mr. Holiday also holds 6,982 unvested shares of restricted stock that do not vest within 60 days of April 30, 2013. As such, these shares are not included in the share totals or beneficial ownership calculation pursuant to SEC rules.

(9)	Consisting of Mr. Hales, Ms. Larabee, and Messrs. O’Brien, Smith, Heiner, Maurer, and Holiday.

Security Ownership of Certain Beneficial Owners
The following table sets forth, as of April 30, 2013, certain information regarding the ownership of our capital stock each person who is known to be a beneficial owner of more than 5% of any class of our voting stock. Unless otherwise indicated below, to our knowledge, all persons listed below had sole voting and investing power with respect to their shares of capital stock, except to the extent authority was shared by spouses under applicable community property laws.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of our common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of April 30, 2013, were deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person, and was based upon the number of shares of the Common Stock issued and outstanding, as of April 30, 2013, which was 30,745,551 shares.

Title of Class	Name and Address Of Beneficial Owners (1)	Amount and Nature Of Beneficial Ownership	Percent Of Class (2)
Common Stock	Robert G. Pedersen II Former President and Chief Executive Officer (3) 5775 Holladay Blvd. Holladay, UT 84121	2,338,797	7.6%

(1)	The calculations of percentage of beneficial ownership are based on 30,745,551 shares of common stock outstanding as of April 30, 2013.

(2)
Includes 2,338,797 shares owned by Mr. Pedersen directly or by an entity wholly owned and controlled by Mr. Pedersen. Mr. Pedersen also holds 29,666 unvested shares of restricted stock that do not vest within 60 days of April 30, 2013. As such, these shares are not included in the share totals or beneficial ownership calculation pursuant to SEC rules.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has recommended and approved the appointment of KPMG as the Company’s independent registered public accounting firm (independent auditors) to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2013.  The Company is seeking stockholder ratification of such action.

Audit Fees

For the years ended December 31, 2012 and 2011, we incurred fees to KPMG.  Audit fees include the annual audit, the audit of the effectiveness of internal control over financial reporting, quarterly reviews, and accounting consultations.  Tax fees include U.S., foreign and state income tax preparation and tax consultation.  The Audit Committee believes KPMG’s independence has not been impaired by their non-audit services.

A summary of fees incurred to KPMG in 2012 and 2011 appears below:

	2012	2011
Fee Category
Audit	$782,556	$1,056,384
Audit-related	—	—
Other	—	—
Tax	365,622	63,230
Total	$1,148,178	$1,119,614

All audit and tax fees incurred during 2012 and 2011 were to KPMG.

It is the policy of the Audit Committee to pre-approve audit, audit-related, tax and non-audit services to be performed by the independent registered public accounting firm and the related fees. The Audit Committee is authorized to delegate, within specified limits, the pre-approval of such services and fees to an individual member of the Audit Committee, provided that such individual shall report any decisions to pre-approve such services and fees to the full Audit Committee at its next regularly scheduled meeting. During 2012, no fees were approved by the Audit Committee after services were performed pursuant to the de minimis exception established by the SEC.

REPORT OF THE AUDIT COMMITTEE

In connection with the financial statements for the year ended December 31, 2012, the Audit Committee has:

(1)           Reviewed and discussed the audited financial statements with management;

(2)	Discussed with KPMG, the Company's independent registered public accounting firm, the matters required to be discussed under Public Company Accounting Oversight Board standards; and

(3)
Received the written disclosure and letter from KPMG regarding the independent registered public accounting firm’s independence required by the Public Company Accounting Oversight Board and has discussed with the independent registered public accounting firm, the registered public accounting firm's independence.

Based upon these reviews and discussions, the Audit Committee recommended to the Board at the March 15, 2013, meeting of the Board that the Company's audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Securities and Exchange Commission. The Board approved this inclusion.

The Audit Committee

Cheryl Larabee (Chair)
Todd Heiner
Dan Maurer
Brad Holiday

It is expected that representatives of KPMG will attend the Meeting and be available to make a statement or respond to appropriate questions.

THE BOARD AND THE AUDIT COMMITTEE RECOMMEND THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (INDEPENDENT AUDITORS).

KPMG, independent registered public accountants, were engaged as our independent registered public accounting firm for the years ended 2012, 2011, and 2010.

PROPOSAL 3
TO APPROVE ADOPTION OF THE ZAGG INC
2013 EQUITY INCENTIVE AWARD PLAN

Shareholders are requested in this Proposal to consider and approve the ZAGG Inc 2013 Equity Incentive Award Plan (the “2013 Plan”) as a replacement for the Company’s 2007 Stock Incentive Plan (the “2007 Plan”). The Board of Directors adopted, subject to shareholder approval, the 2013 Plan for directors, consultants and employees of the Company and its subsidiaries, effective January 15, 2013. Upon approval of the 2013 Plan by the shareholders, no further awards will be made under the 2007 Plan. If the 2013 Plan is not approved by shareholders, the 2007 Plan will remain in effect.

The Board believes that awards to executives under the 2013 Plan will promote the success and enhance the value of the Company by:

•
Closely associating the interests of management, employees and consultants of the Company, with the shareholders of the Company by reinforcing the relationship between participants’ rewards and shareholder gains;

•	Providing management and employees with an equity ownership in the Company commensurate with Company performance, as reflected in increased shareholder value;

•	Maintaining competitive compensation levels; and

•	Providing an incentive to management and employees to remain in continuing employment with the Company and to put forth maximum efforts for the success of its business.

The 2013 Plan permits the Compensation Committee to grant various types of equity awards, including incentive stock options, nonqualified stock options, stock appreciation rights, performance share awards, restricted stock, and restricted stock units to eligible individuals. A summary of the principal provisions of the 2013 Plan is set forth below. The summary is qualified by reference to the full text of the 2013 Plan, which is attached as Annex A to this Proxy Statement.

Administration

The Board of Directors may delegate the administration of the 2013 Plan to the Compensation and Stock Option Committee (the “Compensation Committee”) of the Board of Directors.  The Committee may delegate to a committee of one or more members of the Board the authority to grant or amend awards to participants other than senior executives of the Company who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or employees who are “covered employees” within the meaning of Section 162(m) (“Section 162(m)”) of the Internal Revenue Code (the “Code”). The Compensation Committee includes at least two directors, each of whom qualifies as a non-employee director pursuant to Rule 16b-3 of the Exchange Act, and an “outside director” pursuant to Section 162(m).

The Compensation Committee will have the exclusive authority to administer the 2013 Plan, including the power to determine eligibility, the types and sizes of awards, the price and timing of awards and the acceleration or waiver of any vesting restriction, provided that the Compensation Committee will not have the authority to accelerate vesting or waive the forfeiture of any performance-based awards.

Eligibility

Persons eligible to participate in the 2013 Plan include members of the Board, consultants to the Company, and all of the employees of the Company and its subsidiaries, as determined by the Compensation Committee.

Limitation on Awards and Shares Available

The maximum number of shares of common stock available for issuance under the 2013 Plan is 5,000,000. To the extent that an award terminates, expires or lapses for any reason, any shares subject to the award may be used again for new grants under the 2013 Plan.  In addition, shares tendered or withheld to satisfy the grant or exercise price or any tax withholding obligation may be used for grants under the 2013 Plan. Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any of its subsidiaries will not be counted against the shares available for issuance under the 2013 Plan. Notwithstanding the foregoing, no shares will become available upon the cancellation of existing awards or any similar transactions following the tenth anniversary of shareholder approval of the 2013 Plan.

Awards

The 2013 Plan provides for the grant of incentive stock options and nonqualified stock options, stock appreciation rights, performance share awards, restricted stock, and restricted stock units.

Stock options, including incentive stock options, as defined under Section 422 of the Code, and nonqualified stock options may be granted pursuant to the 2013 Plan. The option exercise price of all stock options granted pursuant to the 2013 Plan will be at least 100% of the fair market value of the common stock on the date of grant. Stock options may be exercised as determined by the Compensation Committee, but in no event after the tenth anniversary of the date of grant. The aggregate fair market value of the shares with respect to which options intended to be incentive stock options are exercisable for the first time by an employee in any calendar year may not exceed $100,000, or such other amount as the Code provides.

Upon the exercise of a stock option, the purchase price must be paid in full in either cash or its equivalent, by delivering a promissory note bearing interest at no less than such rate as shall then preclude the imputation of interest under the Code, or by tendering previously acquired shares of common stock with a fair market value at the time of exercise equal to the exercise price or other property acceptable to the Compensation Committee (including through the delivery of a notice that the participant has placed a market sell order with a broker with respect to shares then issuable upon exercise of the option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the option exercise price, provided that payment of such proceeds is then made to the Company upon settlement of such sale). However, no participant who is a member of the Board or an executive officer of the Company will be permitted to pay the exercise price of an option in any method in violation of Section 13(k) of the Exchange Act.

Restricted stock may be granted pursuant to the 2013 Plan. A restricted stock award is the grant of shares of common stock that is nontransferable and may be subject to substantial risk of forfeiture until specific conditions are met. Conditions may be based on continuing employment or achieving performance goals. During the period of restriction, participants holding shares of restricted stock may have full voting and dividend rights with respect to such shares. The restrictions will lapse in accordance with a schedule or other conditions determined by the Compensation Committee.

A stock appreciation right (an “SAR”) is the right to receive payment of an amount equal to the excess of the fair market value of a share of common stock on the date of exercise of the SAR over the fair market value of a share of common stock on the date of grant of the SAR. Payments will be made by the Company in cash or common stock.

The other types of awards that may be granted under the 2013 Plan include performance share awards, and restricted stock units.

Changes in Capital Structure

In the event of a stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization, distribution of assets or any other corporate event affecting the common stock or the share price of the common stock in a manner that causes dilution or enlargement of benefits or potential benefits under the 2013 Plan, then the Compensation Committee will make proportionate adjustments to: (i) the aggregate number of, and types of, shares of stock subject to the 2013 Plan, (ii) the terms and conditions of any outstanding awards (including any applicable performance targets) and (iii) the grant or exercise price for any outstanding awards. In addition, in such a case or in the event of any unusual or nonrecurring transactions or events affecting the Company or of changes in applicable laws, the Compensation Committee, may, subject to the terms of the 2013 Plan, take any of the following actions if it determines that such action is appropriate in order to prevent the dilution or enlargement of benefits or potential benefits intended to be made available under the 2013 Plan or with respect to any award: (i) provide for either the termination, purchase or replacement of the awards, (ii) provide that the awards shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, (iii) make adjustments in the number and type of shares of stock (or other securities or property) subject to outstanding awards and/or in the terms and conditions of (including the exercise price), and the criteria included in, outstanding awards which may be granted in the future, (iv) provide for the acceleration of vesting or exercisability of the awards and (v) provide that the awards cannot vest or be exercised after the event that triggers the action.

Amendment and Termination

The Compensation Committee may terminate, amend, or modify the 2013 Plan at any time, except that (a) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain shareholder approval of any 2013 Plan amendment or any modification of any Options that would be deemed a re-pricing under applicable rules, in such a manner and to such a degree as required, and (b) without shareholder approval the Committee may not (i) increase the maximum number of shares of Stock which may be issued under the 2013 Plan, (ii) extend the period during which any Award may be granted or exercised, (iii) amend to the 2013 Plan to permit the Committee to grant Options with an exercise price that is below Fair Market Value on the date of grant, or (iv) extend the term of the 2013 Plan.

In no event may an award be granted pursuant to the 2013 Plan on or after the tenth anniversary of the effectiveness of the Plan.

Securities Law

The 2013 Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. The 2013 Plan will be administered, and options will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the 2013 Plan and options and other Awards granted thereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Federal Income Tax Consequences

The income tax consequences of the 2013 Plan under current federal law are summarized in the following discussion which deals with the general income tax principles applicable to the 2013 Plan, and is intended for general information only. This summary does not address alternative minimum tax, federal, state, or local income or other tax consequences. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The following summary is for informational purposes only and is not a substitute for careful tax planning and advice based upon an individual’s particular circumstance.

Circular 230 Notice: The following summary is not intended to constitute advice and individuals are urged to consult their own tax advisors concerning the federal, state, local, and foreign tax consequences of the 2013 Plan.

Nonqualified Stock Options.   For federal income tax purposes, an optionee generally will not recognize taxable income on the grant of a nonqualified stock option (an “NQSO”) under the 2013 Plan, but upon the exercise of an NQSO, an optionee will recognize ordinary income, and the Company generally will be entitled to a compensation deduction. The amount of income recognized (and the amount generally deductible by the Company) generally will be equal to the excess, if any, of the fair market value of the shares at the time of exercise over the aggregate exercise price paid for the shares, regardless of whether the exercise price is paid in cash or in shares or other property. An optionee’s basis for the stock for purposes of determining his or her gain or loss upon a subsequent disposition of the shares generally will be the fair market value of the stock on the date of exercise of the NQSO, and any such gain or loss will generally be taxable as capital gains or losses.

Incentive Stock Options.   An optionee generally will not recognize taxable income upon either the grant or exercise of an Incentive Stock Option (an “ISO”); however, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price will be treated as an “item of tax preference” for the optionee for purposes of the alternative minimum tax. Generally, upon the sale or other taxable disposition of the shares of the common stock acquired upon exercise of an ISO, the optionee will recognize income taxable as capital gains in an amount equal to the excess, if any, of the amount realized in such disposition over the exercise price paid by the optionee to acquire such shares, provided that no disposition of the shares has taken place within either (a) two years from the date of grant of the ISO or (b) one year from the date of exercise. If the shares of common stock are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the optionee will recognize compensation income in the year of disposition equal to the lesser of (i) the difference between the exercise price paid by the optionee to acquire such shares and the fair market value of the shares on the date of exercise, or (ii) the difference between the amount realized in such disposition and the exercise price paid by the optionee to acquire the shares.  The Company (or other employer corporation) generally will be entitled to a tax deduction equal to the amount of the compensation income recognized by the optionee with respect to an ISO only to the extent the optionee recognizes ordinary income upon the sale or other disposition of the shares of common stock acquired by the optionee pursuant to an ISO.

Stock Appreciation Rights.   No taxable income is generally recognized upon the grant of a stock appreciation right (“SAR”), but upon exercise of a SAR the fair market value of the shares (or cash in lieu of shares) received generally will be taxable as ordinary income to the recipient in the year of such exercise. The Company generally will be entitled to a compensation deduction for the amount the recipient recognizes as ordinary income.

Restricted Stock.   A participant to whom restricted stock is issued generally will not recognize taxable compensation income upon such issuance and the Company generally will not then be entitled to a compensation deduction, unless such participant makes an election under Section 83(b) of the Code to treat such restricted stock as being substantially vested. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the participant generally will recognize ordinary income in an amount equal to the excess of the fair market value of the shares at the date such restrictions lapse over the purchase price paid by such participant (if any).  The Company generally will be entitled to a compensation deduction equal to the amount of compensation income recognized by the participant. If a participant makes an election under Section 83(b) of the Code with respect to restricted stock, the participant generally will recognize compensation income at the date of issuance in an amount equal to the excess, if any, of the fair market value of the shares at the date of issuance over the purchase price paid by such participant and the Company will be entitled to a compensation deduction equal to the amount of compensation income recognized by the participant..

Restricted Stock Units, Performance Share Awards, and Other Stock-Based Awards. The grant of a restricted stock unit, performance share award, or other stock-based awards (subject to vesting conditions) generally should not result in taxable compensation income to the participant or a compensation deduction to the Company.  However, the participant will recognize taxable compensation income upon the settlement of such award in an amount equal to any cash that is received and the fair market value of any common stock that is received in settlement of such award. The Company is entitled to a compensation deduction upon the settlement of such an award equal to the compensation income recognized by the participant.

Stock Payments.   A participant who receives a stock payment in lieu of a cash payment that would otherwise have been made will generally recognize taxable compensation income and be taxed as if the cash payment had been received, and the Company generally will be entitled to a compensation deduction for the same amount.

Section 162(m) Limitation.   In general, under Section 162(m), income tax deductions of publicly held corporations may be limited to the extent the total compensation (including base salary, annual bonus, stock option exercises, transfers of property and benefits paid under nonqualified retirement plans) for certain executive officers exceeds $1 million (less the amount of any “excess parachute payments” as defined in Section 280G of the Code) in any one year. However, under Section 162(m), the limit on the income tax deduction does not apply to certain “performance-based compensation.”  Under Section 162(m), stock options and SARs will satisfy the “performance-based compensation” exception if the awards of stock options or SARs are made by a committee of the Board of Directors consisting solely of two or more “outside directors,” the plan sets the maximum number of shares that can be granted to any person within a specified period, and the compensation is based solely on an increase in the stock price after the grant date (i.e., the exercise price of the stock option or SAR is equal to or greater than the fair market value of the stock subject to such award on the grant date). Other types of awards may only qualify as “performance-based compensation” under Section 162(m) if such awards are granted or payable to the recipients based only upon the attainment of objectively determinable and pre-established performance targets established by a qualifying committee of the Board of Directors and related to performance goals approved by the Company’s shareholders.

The 2013 Plan has been designed in order to permit the Compensation Committee to grant stock options and SARs that will qualify as “performance-based compensation” under Section 162(m). In addition, in order to permit Awards other than stock options and SARs to qualify as “performance-based compensation,” the 2013 Plan allows the Compensation Committee to designate as “Section 162(m) Participants” employees whose compensation for a given fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m). The Compensation Committee may grant awards to Section 162(m) Participants that vest or become exercisable upon the attainment of specific performance targets that are related to one or more of the performance goals set by the Compensation Committee as provided in the 2013 Plan. The Company’s shareholders are also being asked in this proposal to approve the performance goals established by the Compensation Committee with respect to certain awards made pursuant to the 2013 Plan.

New Plan Benefits

Awards granted under the 2013 Plan are subject to the discretion of the Compensation Committee. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the 2013 Plan or the benefits that would have been received by such participants if the 2013 Plan had been in effect in the year ended December 31, 2012.

Vote Required

The affirmative vote of a majority of the votes cast on the matter is required to approve the 2013 Plan. Because abstentions and broker non-votes are not treated as shares cast, they will not have the effect of a negative vote with respect to approval of the 2013 Plan.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL
OF THE ZAGG INC 2013 EQUITY INCENTIVE AWARD PLAN.

_______________________

PROPOSAL 4
ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), requires that we include in this Proxy Statement for the 2013 Annual Meeting of Stockholders a non-binding, advisory stockholder vote to approve the compensation of our Named Executive Officers as described in the above under Executive Compensation, and the compensation tables, set forth in the Proxy Statement.

This proposal, commonly known as a “say-on-pay” proposal, is a non-binding vote, but gives stockholders the opportunity to express their views on the compensation of the Company’s named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers.

Accordingly, the following resolution is submitted for stockholder vote at the Annual Meeting:

RESOLVED, that the stockholders of ZAGG Inc approve, on an advisory basis, the compensation of its named executive officers as disclosed in the Proxy Statement for the Annual Meeting held June 13, 2013, pursuant to Item 402 of Regulation S-K, including the narrative discussion of executive compensation, the accompanying tabular disclosure regarding named executive officer compensation and the corresponding narrative disclosure and footnotes.

As an advisory vote, this proposal is not binding on the Board of Directors. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

_______________________

PROPOSAL 5 – ADVISORY VOTE ON THE FREQUENCY OF
FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, the Company is submitting a proposal to its stockholders for an advisory vote as to whether the stockholder advisory vote to approve the compensation of our named executive officers – Proposal Three above – should occur every one, two or three years. You may cast your vote by choosing one year, two years or three years or you may abstain from voting when you vote for the resolution set forth below.

RESOLVED, that the highest number of votes cast by the stockholders of ZAGG Inc for the following options shall be the preferred frequency with which ZAGG Inc is to hold an advisory vote on the approval of the compensation of its named executive officers included in the Proxy Statement: (a) yearly, or (b) every two years, or (c) every three years.

After careful consideration, the Board of Directors recommends that future advisory votes on executive compensation occur every three years (triennially). The Board of Directors believes that this frequency is appropriate for a number of reasons, including:

•	A triennial vote will allow stockholders to more appropriately evaluate the compensation policies, practices and programs in relation to the Company’s long-term performance; and

•
A triennial vote encourages a longer-term view of compensation by stockholders by allowing them an appropriate timeframe to evaluate the Company’s performance and overall effectiveness of the executive compensation program.

For the foregoing reasons, the Company encourages its stockholders to evaluate the Company’s executive compensation programs over a multi-year horizon and to review its named executive officers’ compensation over the past three fiscal years as reported in the Summary Compensation Table above. In addition, the Company believes that a triennial advisory vote on executive compensation reflects the appropriate time frame for the Compensation Committee and the Board of Directors to evaluate the results of the most recent advisory vote on executive compensation, to discuss the implications of that vote with stockholders to the extent needed, to develop and implement any adjustments to its executive compensation programs that may be appropriate in light of a past advisory vote on executive compensation, and for stockholders to see and evaluate the Compensation Committee’s actions in context. In this regard, because the advisory vote on executive compensation occurs after the Company has implemented its executive compensation programs for the current year, and because the different elements of compensation are designed to operate in an integrated manner and to complement one another, the Company expects that in certain cases it may not be appropriate or feasible to fully address and respond to any one year’s advisory vote on executive compensation by the time of the following year’s annual meeting of stockholders.

Stockholders will be able to specify one of four choices for this proposal on the proxy card: three years, two years, one year or abstain. Stockholders are not voting to approve or disapprove the Board’s recommendation. This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the Board of Directors. Notwithstanding the Board’s recommendation and the outcome of the stockholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
STOCKHOLDERS VOTE TO CONDUCT FUTURE ADVISORY VOTES ON
EXECUTIVE COMPENSATION EVERY THREE YEARS.

_______________________

ADDITIONAL INFORMATION ABOUT THE COMPANY

LEGAL PROCEEDINGS

Commercial Litigation

Ricks v. Scott Huskinson et al., Third Judicial District Court, Salt Lake County, State of Utah, Civil No. 120907697.  On November 15, 2012, Craig Ricks (“Ricks”) filed a lawsuit in Utah state court against the Company, its wholly owned subsidiary iFrogz, Inc., formerly known as Reminderband, Inc. (“iFrogz”), Scott Huskinson (“Huskinson”), Clay Broadbent (“Broadbent”), and Reminderband, Inc., formerly known as Two Ten Squared, Inc. (“Reminderband”).  In this lawsuit, Ricks alleges that Huskinson and Broadbent maliciously denied him an equitable ownership interest in iFrogz.  The complaint asserts claims for conversion, constructive trust, civil conspiracy, fraud and fraudulent inducement, breach of contract and breach of the implied covenant of good faith and fair dealing.  On December 31, 2012, the Company and iFrogz filed an answer denying liability.  On April 26, 2013, the parties agreed that the case would be dismissed with prejudice.  The Company is indemnified by Huskinson and Broadbent for all losses incurred related to this case, including legal fees.

Lorence A. Harmer, et al v ZAGG Inc et al, Third Judicial District Court, Salt Lake County, State of Utah, Civil No. 110917687. On September 20, 2011, Lorence A. Harmer, a former director of ZAGG and two of his affiliates, Harmer Holdings, LLC, and Teleportal, LLC, filed a lawsuit in Utah state court against the Company, Robert G. Pedersen, II, Brandon T. O’Brien and KPMG LLP. KPMG has subsequently been dismissed from the lawsuit. In their lawsuit, the plaintiffs allege that the defendants defamed Mr. Harmer, breached a Settlement Agreement and other agreements between the plaintiffs and the Company, and interfered with other rights of the plaintiffs.  The Company has responded to the plaintiffs’ claims, denying all of the material allegations made by the plaintiffs, and asserting affirmative defenses.  On October 29, 2012, the Company filed a Counterclaim and Third-Party Complaint against Harmer, Holdings, Teleportall and third-party Global Industrial Services Limited asserting claims for breach of contract, deficiency, indemnity and attorneys’ fees, breach of the implied covenant of good faith and fair dealing, quasi contract, unjust enrichment, quantum meruit and declaratory judgment.  The Company believes the plaintiffs’ claims to be without merit and intends to continue to vigorously defend against them.  The plaintiffs have not yet made a specific damages claim.

ZAGG Inc v. Nicholas Pardini, Third Judicial District Court, Salt Lake County, State of Utah, Civil No. 120903147.  On May 9, 2012, ZAGG filed a lawsuit in Utah State Court against Nicholas Pardini, an internet author and purported manager of a small hedge fund.  The complaint alleged causes of action for defamation and false light, based on Mr. Pardini’s actions of authoring and causing to be published a false and defamatory article on a website with the domain name seekingalpha.com.  ZAGG and the defendant engaged in settlement negotiations, and agreed to a dismissal of all claims in exchange for information about the defendant’s preparation of the article and its removal from the website.  The case has been dismissed with prejudice.

ZAGG Inc v. Anthony H. Catanach Jr. and J. Edward Ketz, United States District Court, Eastern District of Pennsylvania, Philadelphia Division, Case No. 2:12-cv-04399-HB.  On May 9, 2012, ZAGG filed a lawsuit in Utah State Court against Anthony H. Catanach Jr. and J. Edward Ketz, professors at universities in Pennsylvania who write for and administer a financial blog.  The complaint alleged causes of action for defamation and false light, based on the defendants’ co-authoring and publication of an article that contains false and defamatory statements.  The defendants removed the case to federal court in Utah and the Company then stipulated to a transfer of venue to the Eastern District of Pennsylvania.  The defendants moved to dismiss the Company’s claims, but this motion was denied.  ZAGG and the defendants engaged in settlement negotiations, and agreed to a dismissal of all claims in exchange for information about the defendants’ preparation of the article and its removal from the blog.  The case has been dismissed with prejudice.

ZAGG Inc v. Joseph Ramelli, Third Judicial District Court, Salt Lake County, State of Utah, Civil No. 120903188.  On May 10, 2012, ZAGG filed a lawsuit in Utah State Court against Joseph Ramelli.  The complaint alleges causes of action for defamation and false light, based on Ramelli’s authoring and causing to be published at least 15 articles relating to ZAGG that contain false and defamatory statements.  Ramelli, who appeared in the lawsuit pro se, moved to dismiss for lack of personal jurisdiction.  The Company opposed the motion, and the court denied the motion to dismiss.  Fact discovery has commenced.  The Company intends to pursue its case vigorously against Mr. Ramelli.

Patent Litigation

ZAGG Intellectual Property Holding Co. Inc. v. NLU Products et al, U.S. District Court, District of Utah, 2:11-cv-00517.  The Company is the plaintiff in patent infringement litigation pending in Utah that seeks to enforce rights under United States Patent No. 7,957,524. The defendants in this case have raised defenses and, in some cases, asserted counterclaims against the Company, that seek declarations of unenforceability or non-infringement of the patent. These counterclaims do not assert any claims for affirmative relief, including claims for damages, against the Company, apart from a request for an award of costs and attorney’s fees to the prevailing party. Several of the defendants have settled with the Company. Litigation of this action has been stayed pending a reexamination of United States Patent No. 7,957,524 by the United States Patent and Trademark Office.  This reexamination has led to the rejection of the claims of the patent, but this decision is currently on appeal.  In the opinion of management, the ultimate disposition of these patent infringement claims, including disposition of the counterclaims, will not have a material adverse effect on the Company’s consolidated financial position, results of operations, or liquidity.

ZAGG v. Trekstor, Regional Court, Dusseldorf, Germany. The Company brought suit in Dusseldorf, Germany against Trekstor for infringement of ZAGG design registrations for ZAGGmate and the Logitech Keyboard Case by ZAGG.  The Company also brought claims for unfair competition.  As of the date of this Report, all briefing had been completed and a hearing was held.  The Court has not yet ruled on the claims of infringement and has indicated that it may not issue its decision until after TrekStor’s challenges to the registrations have been considered. TrekStor has challenged the Company’s ownership of the design registrations and has filed an application for a declaration of invalidity of the Company’s design registrations, but this application has been denied and is not pending on appeal.  The Company believes these allegations of invalidity and ownership to be without merit and intends to vigorously defend against them.

Patent Acquisition

On August 31, 2010, Andrew Mason (“Mason”) filed a complaint against the Company claiming infringement of United States Patent Nos. 7,389,869 and 7,784,610 as a result of the Company’s invisibleSHIELD installation kits. On November 9, 2010, the Company, Mason and his company, eShields LLC (“eShields”) entered into an Asset Purchase Agreement (“Purchase Agreement”) under which a wholly owned subsidiary of the Company, ZAGG Intellectual Property Holding Company, Inc. (“ZAGG IP”), acquired all of the rights of Mason in (i) the patents (United States Patent Nos. 7,389,869 and 7,784,610) which were the subject of the litigation, (ii) the patent application filed on August 13, 2010 (the “CIP Application”) and (iii) rights to sue for infringement of the patents.

In consideration for the conveyance of Mason’s assets described above, the Company agreed to pay or convey to Mason the following:

(a)	a first payment of $200 by November 11, 2010, and a second payment of $150 after December 31, 2010;

(b)
issue to Mason five-year warrants (the “Warrant”) to purchase 750 shares of the Company’s restricted Common Stock at an exercise price equal to the closing bid price on November 9, 2010 ($8.53); provided that 500 of the 750 warrant shares are exercisable only upon the issuance of a patent from the CIP Application with at least one claim that satisfies the Claim Conditions (as defined below);

(c)	issue to Mason 70 shares of the Company’s restricted Common Stock; and

(d)	grant eShields a fully paid-up, perpetual, non-exclusive license, with limited rights to transfer or sublicense, for the patents and CIP Applications.

The Company also agreed to dismiss the claims asserted against Mason and eShields, and to make additional payments to Mason if the US Patent and Trademark Office (“USPTO”) issues a U.S. patent on the CIP Application that includes certain claims, the “Claim Conditions”). If the Claim Conditions are met, the Company will:

(a)	pay Mason the sum of $500; and

(b)	issue to Mason 430 shares of the Company’s restricted Common Stock.

If the Claim Conditions are not met, the Company has no obligation to make the payment or issue the shares described in the preceding paragraph and Mason will not be able to exercise 500 of the Warrants. There can be no assurance that the USPTO will issue a patent on the CIP Application that meets the requirements of the Claim Conditions. As of date of this filing, no applicable patent had been issued by the USPTO.

Class Action Lawsuits

James H. Apple, et al. v. ZAGG Inc, et al., U.S. District Court, District of Utah, 2:12-cv-00852; Ryan Draayer, et al. v. ZAGG Inc, et al., U.S. District Court, District of Utah, 2:12-cv-00859.  On September 6 and 10, 2012, two punitive class action lawsuits were filed by purported Company shareholders against the Company, Randall Hales, Brandon O’Brien, Edward Ekstrom, and Cheryl Larabee, as well as Robert G. Pedersen II, our former Chairman and CEO, and Shuichiro Ueyama, a former member of our Board of Directors.  In each case, the plaintiffs seek certification of a class of purchasers of our stock between February 28, 2012 and August 17, 2012.  The plaintiffs claim that as a result of Mr. Pedersen's alleged December 2011 margin account sales, the defendants initiated a succession plan to replace Mr. Pedersen as our CEO with Mr. Hales, but failed to disclose either the succession plan or Mr. Pedersen's margin account sales, in violation of Sections 10(b), 14(a), and 20(a), and SEC Rules 10b-5 and 14a-9, under the Securities Exchange Act of 1934 (the “Exchange Act”).  On March 7, 2013, the U.S. District Court for the District of Utah consolidated the Apple and Draayer actions and assigned the caption In re ZAGG, Inc. Securities Litigation.  The Company has not yet responded to the complaints.  The Company intends to vigorously defend against them.

Arthur Morganstern v. Robert G. Pedersen II et al., Third Judicial District Court, Salt Lake County, State of Utah, Civil No. 120908452; Albert Pikk v. Robert G. Pedersen II et al., U.S. District Court, District of Utah, Case No. 2:12-cv-1188; Rosenberg v. Robert G. Pedersen II et al., U.S. District Court, District of Utah, Case No. 2:12-cv-1216.  On December 14, 2012, the first of three shareholder derivative complaints were filed against several of our current and former officers and directors.  These complaints make allegations similar to those presented in the putative class action lawsuits, but they also assert various state law causes of action, including claims for breach of fiduciary duty, waste of corporate assets, unjust enrichment, and insider trading.  Each of these derivative complaints seek unspecified damages on behalf of the Company, which is named solely as a nominal defendant against whom no recovery is sought.  On February 27, 2013, the U.S. District Court for the District of Utah consolidated the Pikk and Rosenberg actions and assigned the caption In re ZAGG Inc. Shareholder Derivative Litigation.  The Company has not yet responded to these complaints.

In the fourth quarter of 2012, the Company received requests to provide documentation and information to the staff of the SEC in connection with a non-public investigation being conducted by the SEC’s Salt Lake City office.  The Company believes the investigation includes a review of the facts and circumstances surrounding some of the same issues raised by the plaintiffs in the above lawsuits; specifically, whether the Company failed to disclose Mr. Pedersen's margin account sales or the alleged existence of a plan to have Mr. Hales succeed Mr. Pedersen as our CEO.  The Company responded to these requests and is cooperating fully with the staff.  We have chosen to disclose this non-public investigation due to the highly public nature of the lawsuits described above, which the Company intends to defend vigorously.

The Company is not a party to any other litigation or other claims at this time. While the Company currently believes that the amount of any ultimate potential loss for known matters would not be material to the Company’s financial condition, the outcome of these actions is inherently difficult to predict. In the event of an adverse outcome, the ultimate potential loss could have a material adverse effect on the Company’s financial condition or results of operations in a particular period.

We establish liabilities when a particular contingency is probable and estimable. We have not accrued for any loss at December 31, 2012, in our condensed consolidated financial statements as we do not consider a loss to be probable nor estimable.

Information relating to Directors, Executive Officers or Employees

To the best of the Company’s knowledge, during the past ten years, none of the following occurred with respect to a present or former director, executive officer, or employee: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated; (5) being the subject of, or a party to, any order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of a federal or state securities or commodities law or regulation, law or regulation respecting financial institutions or insurance companies, law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or (6) being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Additionally, the Company is unaware of any material proceedings to which any director or executive officer of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of our directors or executive officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction since our incorporation or in any presently proposed transaction which, in either case, has or will materially affect us, except for capital contributions made by Mr. O’Brien, Mr. Smith, and Mr. Pedersen totaling $275,000, in aggregate, in HzO, Inc. (“HzO), a company in which the Company has an equity investment. The terms of the capital contributions by Mr. O’Brien, Mr. Smith, and Mr. Pedersen were identical to the terms given to independent third parties that also participated in the HzO capital raise in August 2011. This investment by ZAGG executives was disclosed in the Company’s quarterly filing on Form 10-Q filed with the Securities and Exchange Commission on November 18, 2011.

The Company makes a concerted effort to review potential transactions with our executive officers and directors from the standpoint of whether any related party transaction issues would be involved, and reviews any such issues, including the approval, ratification, and disclosures relating to such transactions, on a case-by-case basis.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company's executive officers, directors and 10% stockholders are required under Section 16 of the Securities Exchange Act of 1934, as amended, to file reports of ownership and changes in ownership with the Securities and Exchange Commission.  Copies of these reports must also be furnished to the Company.

To the best of our knowledge based solely on a review of Forms 3, 4, and 5 (and any amendments thereof) received by us during or with respect to the year ended December 31, 2012, the following persons have failed to file, on a timely basis, the identified reports required by Section 16(a) of the Exchange Act during fiscal year ended December 31, 2012:

Name and principal position	Number of late reports	Transactions not timely reported	Known failures to file a required form
Randy Hales President, Chief Executive Officer, Director	___	___	___
Cheryl Larabee Chairperson of the Board	___	___	___
Robert G. Pedersen II Former Chief Executive Officer, Chairman	1	1(1)	___
Brandon T. O’Brien Chief Financial Officer	___	___	___
Edward Ekstrom Director	___	___	___
Derek Smith (2) Chief Marketing Officer	1	___	___
Shuichiro Ueyama (3) Director	1	1	___
Todd Heiner (4) Director	___	___	___
Daniel Maurer (5) Director	___	___	___
Bradley J. Holiday (6) Director	___	___	___

(1)
On August 14, 2012, Mr. Pedersen sold an aggregate of 515,000 shares of the Company’s common stock, consisting of 2,760 independent sales at prices ranging from $8.10 to $8.43.  The Form 4 to report the sale transactions was filed on August 17, 2012.

(2)
Derek Smith was appointed Chief Marketing Officer on December 12, 2011. He filed his Form 3, Initial Statement of Beneficial Ownership of Securities, on April 17, 2012. Subsequently, on June 4, 2012, Mr. Smith ceased to be a named executive officer and a Section 16 reporting person.

(3)	As described herein, Mr. Ueyama resigned from the Board of Directors on July 9, 2012.
(4)	Mr. Heiner was appointed to the Board of Directors on July 12, 2012.
(5)	Mr. Maurer was appointed to the Board of Directors on July 12, 2012.
(6)	Mr. Holiday was appointed to the Board of Directors on October 1, 2012.

STOCKHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS

If any stockholder intends to present a proposal to be considered for inclusion in the Company's proxy material in connection with the Company's 2014 Annual Meeting of Stockholders, the proposal must be in proper form (per SEC Regulation 14A, Rule 14a-8—Stockholder Proposals) and received by the Secretary of the Company on or before October 16, 2013.  Stockholder proposals to be presented at the 2014 Annual Meeting of Stockholders which are not to be included in the Company's proxy materials must be received by the Company no earlier than November 15, 2013, nor later than December 17, 2013.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

In instances in which multiple holders of the Common Stock share a common address and are the beneficial owners, but not the record holders, of those shares of Common Stock, the holders' banks, brokers or other nominees may only deliver one copy of this Proxy Statement and the Company's 2012 Annual Report to Stockholders, unless the applicable bank, broker or nominee has received contrary instructions from one or more of the stockholders.  The Company will deliver promptly, upon written request, a separate copy of this Proxy Statement and the Company's 2012 Annual Report to Stockholders to any stockholder at a shared address to which a single copy of the documents was delivered.  A stockholder who wishes to receive a separate copy of this Proxy Statement and the Company’s 2012 Annual Report to Stockholders should submit a request by writing to Brandon T. O’Brien, Corporate Secretary, ZAGG Inc, 3855 South 500 West, Suite J, Salt Lake City, Utah 84115.  Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and who wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

OTHER BUSINESS

The Company's management does not know of any other matter to be presented for action at the Meeting.  However, if any other matters should be properly presented at the Meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with their best judgment.

/s/ Brandon T. O’Brien
Brandon T. O’Brien
Chief Financial Officer, Corporate Secretary
Salt Lake City, Utah
April 30, 2013

ZAGG INC
Annual Meeting of Stockholders

PROXY

This Proxy is solicited on behalf of the Board of Directors for use at the
Annual Meeting on June 13, 2013

The undersigned appoints Randall L.  Hales or Brandon T. O’Brien of ZAGG Inc with full power of substitution, the attorney and proxy of the undersigned, to attend the annual meeting of stockholders of ZAGG Inc, to be held June 13, 2013, beginning at 9:00 am, MDT, at its corporate offices located at 3855 South 500 West Suite J, Salt Lake City, Utah 84115, and at any adjournment thereof, and to vote the stock the undersigned would be entitled to vote if personally present, on all matters set forth in the proxy statement sent to stockholders, a copy of which has been received by the undersigned, as follows:

Please mark your votes as indicated [X]	Total Number of Shares Held: _____________________
Certificate Number(s) _____________________

This proxy when properly signed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS 1-4, AND FOR EVERY THREE YEARS FOR PROPOSAL 5.

1.	Election of Directors
 Nominees –          Randy Hales
Cheryl Larabee
E. Todd Heiner
Bradley J. Holiday
Daniel R. Maurer

FOR Election of ALL Nominees	NOT FOR Election of ALL Nominees	ABSTAIN
[ ]	[ ]	[ ]
Except vote withheld from the following nominee listed above.  (INSTRUCTION: To withhold authority to vote for a nominee, strike a line through the nominee’s name in the list below.)

Randy Hales
Cheryl Larabee
E. Todd Heiner
Bradley J. Holiday
Daniel R. Maurer

2.	Confirm Appointment of KPMG LLP as independent registered public accounting firm for the Company

FOR Appointment	NOT FOR Appointment	ABSTAIN
[ ]	[ ]	[ ]

3.	Approval of adoption of the ZAGG Inc 2013 Equity Incentive Award Plan

FOR	NOT FOR	ABSTAIN
[ ]	[ ]	[ ]

4.	To provide an advisory approval of the compensation of our named executive officers

FOR	NOT FOR	ABSTAIN
[ ]	[ ]	[ ]

5.	To indicate a preference on the frequency of the advisory vote to approve the compensation of our named executive officers

EVERY ONE YEAR	EVERY TWO YEARS	EVERY THREE YEARS	ABSTAIN
[ ]	[ ]	[ ]	[ ]

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

IMPORTANT - PLEASE SIGN AND RETURN PROMPTLY. When joint tenants hold shares, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person. Please sign exactly as your name appears on your stock certificate(s).

Print Name	Signature	Date

Please provide updated address information as necessary:_____________________________________________________________________________________________________________________________________________________________________________________________